Endeavor Power Corp 8-K
Exhibit 99.1

NAME OF OFFEREE: ___________________________

DOCUMENT NO.: ___________________________

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM
FOR ACCREDITED INVESTORS ONLY

PARALLAX DIAGNOSTICS, INC., a Nevada corporation (the “Company”), is offering up to 20 units of Series “A” Convertible Preferred stock (“Preferred”) consisting of ten thousand (10,000) shares of the Company’s Preferred Stock per unit at a price of $10,000 per unit and Warrants to purchase two hundred thousand (200,000) shares of Common Stock for sale to accredited investors (the “Offering”) on a “best efforts” basis, $2,000,000 maximum offering.  The minimum subscription is for $100,000.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Price to Investors (1)	Placement Fees’ Fees (2)	Proceeds to Company (3)
Per Unit	$ 100,000	$ 10,000	$ 90,000

Maximum Offering (4)	$2,000,000	$200,000	$1,800,000
(footnotes on following page)

Member FINRA SIPC

30950 Rancho Viejo Road, Suite 120 San Juan Capistrano, CA 92675 www.monarchbayassociates.com

Contact: Joseph Vigliarolo
July 1, 2012	Tel: 310.536.0500

Confidential

(1)      The price of the Convertible Preferred Stock Unit has been determined by the Company and bears no relationship to the Company's assets, book value or results of operations or any other generally accepted criteria of value.  See "Plan of Distribution."

(2)      The Company intends to offer the Convertible Preferred Stock Units as its own Issuer and has agreed to pay Finders who identify potential investors in the Offering:  (a) a fee equal to 8% of the Offering proceeds; and (b) an unaccountable expense allowance equal to 2% of the Offering proceeds and ten (10%) percent Warrant coverage.

(3)      Such figures do not include deductions for expenses related to the Offering, including filing, printing, legal, accounting and other miscellaneous expenses.

(4)      The Offering is being made on a “best efforts” basis, with a $2,000,000 maximum (the “Maximum Offering”).  All funds received from subscribers from the sale of the Offering will be held in an non-interest bearing Escrow Account at Wells Fargo Bank, N. A.,333 Market Street, 18th Floor, San Francisco, California 94105; Attention Michael Susnow VP.  The Offering shall continue for a period of 120 days from the date of this Memorandum (which period may be extended for up to an additional 120 days) (the “Initial Offering Period”).  See “Plan of Distribution.”

The Company has 400,000,000 shares of Common Stock authorized and as of October 1, 2011, 28,000,000 are issued and outstanding.  The Company is fully reporting privately but has not filed its 15c211 to have its Common Shares listed on the NASDAQ OTCBB market; therefore shares are not currently traded on any public market.

THE CONVERTIBLE PREFERRED STOCK UNITS OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  ANY PERSON WHO IS NOT IN A POSITION TO LOSE THE ENTIRE AMOUNT OF SUCH INVESTMENT SHOULD MAKE NO INVESTMENT IN THE CONVERTIBLE PREFERRED STOCK UNITS.  SEE "RISK FACTORS."

IMPORTANT INVESTOR NOTICES

EACH INVESTOR, BY ACCEPTING A COPY OF THIS MEMORANDUM, ACKNOWLEDGES THAT SUCH INVESTOR MAY RECEIVE CONFIDENTIAL INFORMATION FROM US, AND AGREES NOT TO DISCLOSE ANY SUCH CONFIDENTIAL INFORMATION TO OTHERS, AND TO USE SUCH CONFIDENTIAL INFORMATION ONLY TO EVALUATE AN INVESTMENT IN THE SECURITIES OFFERED HEREBY AND NOT FOR ANY OTHER PURPOSE.

THIS MEMORANDUM HAS BEEN PREPARED IN CONNECTION WITH A PRIVATE OFFERING OF SECURITIES OF PARALLAX DIAGNOSTICS, INC., A NEVADA CORPORATION.  THE INFORMATION IN THIS MEMORANDUM IS PROVIDED ONLY TO ACCREDITED INVESTORS HAVING THE ABILITY TO ACCEPT THE RISKS AND LACK OF LIQUIDITY INHERENT IN THE PROPOSED INVESTMENT.

THIS OFFERING IS BEING MADE IN RELIANCE ON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND CERTAIN STATE SECURITIES LAWS AS AN OFFER AND SALE OF SECURITIES NOT INVOLVING A PUBLIC OFFERING.  NO ASSURANCE CAN BE GIVEN THAT A PUBLIC MARKET WILL CONTINUE FOR THE SHARES.  THE SHARES MAY NOT BE TRANSFERRED WITHOUT SATISFACTION OF CERTAIN CONDITIONS, INCLUDING REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION UNDER THE SECURITIES ACT AND THE SECURITIES LAWS OF CERTAIN STATES.  PROSPECTIVE INVESTORS SHOULD ASSUME THAT THEY MAY HAVE TO BEAR THE ECONOMIC RISK OF AN INVESTMENT IN THE SHARES FOR AN INDEFINITE PERIOD OF TIME.

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THE SECURITIES ARE BEING OFFERED HEREBY WITHOUT REGISTRATION UNDER THE SECURITIES ACT BY REASON OF THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT SET FORTH IN SECTION 4(2) THEREOF AND RULE 506 OF REGULATION D PROMULGATED THEREUNDER (“RULE 506”).  RULE 506 SETS FORTH CERTAIN RESTRICTIONS AS TO THE NUMBER AND NATURE OF PURCHASERS OF SECURITIES OFFERED PURSUANT THERETO. WE HAVE ELECTED TO SELL SECURITIES ONLY TO ACCREDITED INVESTORS; AS SUCH TERM IS DEFINED IN RULE 501(A) OF REGULATION D (“ACCREDITED INVESTORS”).  EACH PROSPECTIVE INVESTOR WILL BE REQUIRED TO MAKE REPRESENTATIONS AS TO THE BASIS UPON WHICH IT QUALIFIES AS AN ACCREDITED INVESTOR.

THIS OFFERING IS MADE SUBJECT TO WITHDRAWAL, CANCELLATION OR MODIFICATION BY US.  WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART OR TO ALLOT TO ANY PROSPECTIVE INVESTOR FEWER THAN THE NUMBER OF COMMON STOCK UNITS SUBSCRIBED FOR BY SUCH INVESTOR.  UNITS WILL BE SOLD ONLY TO A LIMITED NUMBER OF INVESTORS MEETING CERTAIN STANDARDS.

THIS PLACEMENT MEMORANDUM (THE "MEMORANDUM") IS CONFIDENTIAL AND HAS BEEN PREPARED BY THE COMPANY SOLELY FOR USE IN CONNECTION WITH THE PROPOSED PRIVATE PLACEMENT OF THE CONVERTIBLE PREFERRED STOCK UNITS DESCRIBED HEREIN.  THIS MEMORANDUM IS PERSONAL TO EACH OFFEREE AND DOES NOT CONSTITUTE AN OFFER TO ANY OTHER PERSON OR TO THE PUBLIC GENERALLY TO SUBSCRIBE FOR OR OTHERWISE ACQUIRE THE CONVERTIBLE PREFERRED STOCK UNITS.  DISTRIBUTION OF THIS MEMORANDUM TO ANY PERSON OTHER THAN THE OFFEREE AND THOSE PERSONS, IF ANY, RETAINED TO ADVISE SUCH OFFEREE WITH RESPECT THERETO IS UNAUTHORIZED.  ANY DISCLOSURE OF ANY OF ITS CONTENTS, WITHOUT PRIOR WRITTEN CONSENT OF US, IS PROHIBITED. EACH PROSPECTIVE INVESTOR, BY ACCEPTING A COPY OF THIS MEMORANDUM, AGREES TO THE FOREGOING AND TO MAKE NO REPRODUCTION OF THIS MEMORANDUM OR ANY DOCUMENTS REFERRED TO HEREIN.

CERTAIN PROVISIONS OF VARIOUS AGREEMENTS ARE SUMMARIZED IN THIS MEMORANDUM, BUT PROSPECTIVE INVESTORS SHOULD NOT ASSUME THAT THE SUMMARIES ARE COMPLETE. SUCH SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE TEXTS OF THE COMPLETE DOCUMENTS.

WE WILL MAKE AVAILABLE TO ANY PROSPECTIVE INVESTOR, PRIOR TO EACH CLOSING, THE OPPORTUNITY TO ASK QUESTIONS OF AND TO RECEIVE ANSWERS FROM OUR REPRESENTATIVES  CONCERNING US AND THE TERMS AND CONDITIONS OF THE OFFERING AND TO OBTAIN ANY ADDITIONAL RELEVANT INFORMATION TO THE EXTENT WE  POSSMISES SUCH INFORMATION OR CAN OBTAIN IT WITHOUT UNREASONABLE EFFORT OR EXPENSE.

THE CONVERTIBLE PREFERRED STOCK UNITS DESCRIBED HEREIN MAY NOT BE SOLD NOR MAY ANY OFFERS TO PURCHASE BE ACCEPTED PRIOR TO THE DELIVERY TO PROSPECTIVE INVESTORS OF CERTAIN UNDERLYING DOCUMENTS INCLUDING, AMONG OTHER THINGS, A PROPOSED SUBSCRIPTION AGREEMENT REFLECTING THE DEFINITIVE TERMS AND CONDITIONS OF THE OFFERING.  THE FULL TEXT OF SUCH PROPOSED SUBSCRIPTION AGREEMENT SHOULD BE REVIEWED CAREFULLY PRIOR TO PURCHASE.

WE RESERVE THE RIGHT, IN OUR SOLE DISCRETION AND FOR ANY REASON WHATSOEVER, TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR TO ACCEPT OR REJECT IN WHOLE OR IN PART ANY PROSPECTIVE INVESTMENT IN THE CONVERTIBLE PREFERRED STOCK UNITS OR TO ALLOT TO ANY PROSPECTIVE INVESTOR PARALLAX THAN THE NUMBER OF CONVERTIBLE STOCK UNITS SUCH INVESTOR DESIRES TO PURCHASE. WE SHALL HAVE NO LIABILITY WHATSOEVER TO ANY OFFEREE AND/OR INVESTOR IN THE EVENT THAT ANY OF THE FOREGOING SHALL OCCUR.

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THIS MEMORANDUM (TOGETHER WITH ANY AMENDMENTS OR SUPPLEMENTS AND ANY OTHER INFORMATION THAT MAY BE FURNISHED TO PROSPECTIVE INVESTORS BY US) INCLUDES OR MAY INCLUDE CERTAIN STATEMENTS, ESTIMATES AND FORWARD-LOOKING PROJECTIONS OF THE COMPANY WITH RESPECT TO THE ANTICIPATED FUTURE PERFORMANCE OF THE COMPANY. SUCH STATEMENTS, ESTIMATES AND FORWARD-LOOKING PROJECTIONS REFLECT VARIOUS ASSUMPTIONS OF MANAGEMENT THAT MAY OR MAY NOT PROVE TO BE CORRECT AND INVOLVE VARIOUS RISKS AND UNCERTAINTIES.

THIS MEMORANDUM DOES NOT PURPORT TO BE ALL-INCLUSIVE OR CONTAIN ALL INFORMATION THAT A PROSPECTIVE INVESTOR MAY DESIRE IN INVESTIGATING US.  IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THIS MEMORANDUM CONTAINS ALL OF THE REPRESENTATIONS BY US CONCERNING THIS OFFERING, AND NO PERSON IS AUTHORIZED TO MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLEY SET FORTH IN THIS MEMORANDUM.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS MEMORANDUM AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US.

THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CONVERTIBLE PREFERRED STOCK UNITS OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY FROM ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS MEMORANDUM NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

NOTICES REQUIRED BY STATE LAW

FOR RESIDENTS OF ALL STATES

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF OUR COMPANY AND THE TERMS OF THE OFFERING INCLUDING THE MERITS AND RISKS INVOLVED. ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY HAS NOT RECOMMENDEDTHESE SECURITIES. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT, AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE ABLE TO WITHSTAND A TOTAL LOSS OF THEIR INVESTMENT.

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NOTICE TO NEW YORK RESIDENTS

THIS INVESTMENT MEMORANDUM HAS NOT BEEN FILED WITH OR REVIEWED BY THE ATTORNEY GENERAL OF THE STATE OF NEW YORK PRIOR TO ITS ISSUANCE AND USE.  THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING.  ANY REPRESENATIONS TO THE CONTRARY ARE UNLAWFUL.

NOTICE TO NEW JERSEY RESIDENTS

THIS INVESTMENT MEMORANDUM HAS NOT BEEN FILED WITH OR REVIEWED BY THE NEW JERSEY BUREAU OF SECURITIES OR THE DEPARTMENT OF LAW AND PUBLIC SAFETY OF THE STATE OF NEW JERSEY PRIOR TO ITS ISSSUANCE AND USE.  NEITHER THE ATTORNEY GENERAL OF THE STATE OF NEW JERSEY NOR THE BUREAU OF SECURITIES HAS PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING INVESTMENT MEMORANDUM.  ANY REPRESENTATIONS TO THE CONTRARY ARE UNLAWFUL.

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Special note regarding forward-looking statements

This Private Placement Memorandum includes forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words ‘‘believe,’’ ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘continue,’’ ‘‘anticipate,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict’’ and similar expressions, as they relate to us, are intended to identify forward-looking statements. Forward-looking statements contained in this prospectus include, but are not limited to, statements relating to:

FORWARD LOOKING STATEMENTS

Statements included in this Private Placement Memorandum that do not relate to present or historical conditions are "forward-looking statements" within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995 (the "1995 Reform Act").  Additional oral or written forward-looking statements may be made by us from time to time and such statements may be included in documents other than this Memorandum that are filed with the SEC. Such forward-looking statements involve risks and uncertainties that could cause results or outcomes to differ materially from those expressed in such forward-looking statements. Forward-looking statements in this Memorandum and elsewhere may include, without limitation, statements relating to our plans, strategies, objectives, expectations, intentions and adequacy of resources and are intended to be made pursuant to the Safe Harbor provisions of the 1995 Reform Act.

SUMMARY OF THE OFFERING

The following summary of certain information contained in this Memorandum is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this Memorandum. Each prospective investor is urged to read this Memorandum in its entirety.  The Convertible Preferred Shares, Common Stock Warrants and Additional Investment Rights offered hereby involve a high degree of risk. Investors should carefully consider the information set forth under the heading "Risk Factors."

Company Overview

Description

Parallax Diagnostics, Ltd (“Parallax”) is a bio-medical company, which owns a line of proprietary, FDA approved, Point of Care diagnostic tests on a single platform.  Parallax is developing a novel, handheld diagnostic testing system that is simple, rapid and elegant, offering the potential to transform the diagnostic landscape by transitioning critical tests from the centralized lab directly to the hands of the physician or clinicians.  Our focus is on tests that detect and/or monitor infectious diseases. We are further developing a rapid test that can be done at the point of care to determine the immune status of patients that are immune-compromised. The company has an FDA approved technology that is being used as a platform for the development of a novel test that will detect CD4 and CD8 cells which in turn determine a patient’s immune status at point-of-care.

Confidential

We are currently headquartered in Cambridge, Massachusetts with additional offices in Santa Monica, California. On September 10, 2010, Parallax entered into an Agreement of the Assignment of Intellectual Property (the “Assignment Agreement”) and an Agreement of the License of Intellectual Property (the “License Agreement”) with Montecito.  Pursuant to the terms and conditions of the Assignment Agreement and the License Agreement, Parallax acquired the right, title, and interest to 12 FDA 510(k) cleared tests in the area of infectious diseases in consideration for the payment of $750,000 for the Assignment Agreement and $750,000 for the License Agreement and the issuance of 1,500 shares of common stock of Parallax which, at the date of the transaction, represented one hundred (100%) percent of the issued and outstanding stock of Parallax, to Montecito.  Moreover, pursuant to the terms and conditions of the License Agreement, Parallax acquired an exclusive license to a suite of proprietary medical devices, tests and utility processes that include,

•	US2006051348: Method of Producing a Plurality of Isolated Antibodies
•	US2006052948: Method of Producing Drugs, Targeting Moieties or Diagnostics
•	US 11/856,925: Method for Determining the Immune State of a Subject
•	US 11/924,033: Portable Apparatus for Improved Sample Analysis *

* US 11/924,033 is currently also applied for under PCT in ALL countries in the Territories of Use and in the Field of Use. Parallax’s desktop analyzer and 12 of its tests are 510(k) cleared for commercial sale in the U.S.  We have recently initiated the development of a novel CD4-8 rapid point-of-care test for the monitory of immune status in a patient, developed an Rapid HIV 1&2 test, drafted a study protocol and is presently staged for a clinical trial. In addition the Company has recently completed the development of an updated and enhanced version of its FDA Cleared Desktop Analyzer and completed a development plan for the Company’s handheld mobile analyzer.

On September 30th 2011 Parallax restructured its License Agreement and its Assignment Agreement with Montecito Bio Sciences, Ltd and entered into a License Modification agreement and an Assignment Modification Agreement.  The Assignment Modification and the License Modification Agreements removed the combined debt owed by Parallax to Montecito of $1,500,000 and converted the obligation to an increase in the percentage of Royalty owed to Montecito. The original Assignment Agreement called for a Royalty of 4% and the Modification changed the percentage to 5%. Once Montecito has received its $750,000 in Royalty revenue the percentage return to 4%.  The original License Agreement called for a Royalty of 3.5% and the Modification changed the percentage to 4.5%. Once Montecito has received its $750,000 in Royalty revenue the percentage return to 3.5%.   The foregoing summaries of the Assignment Modification Agreement and License Modification Agreement are not complete and are qualified in their entirety by reference to the complete text of the Assignment Modification Agreement and License Modification Agreement, which are available upon request and at www.sec.gov.

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Opportunity

Point of Care Market

In recent years, there has been a continuing shift from the use of laboratory-based analyzers to more technologically advanced point-of-care tests that can be performed in a matter of minutes. Unlike the centralized clinical laboratory segment, which is mature and highly competitive, the point-of-care market is still a relatively early stage market. Although certain simple single analyte diagnostic tests have been developed, such tests have remained incapable of precise and highly sensitive quantitative measurements. As a result, medical tests that require precise quantization of the target analyte have remained the domain of immunoassay analyzers.  Parallax believes that there is significant market potential for advanced point-of-care diagnostic products that provide quick and accurate diagnosis during a patient visit, shortening the decision time to medical intervention and minimizing the need for additional patient follow-up, thereby reducing overall health care delivery costs.

Immune Status Test Market

CD4 cells, one of the white blood cell types that HIV attacks, serve as a sort of bellwether for the progression of an HIV infection. A patient’s CD4 cell values help a physician determine their risk for specific opportunistic infections, evaluate if the patient should be placed on anti-retroviral, and help indicate if the treatment provided is effective. In other words, knowing an HIV positive patient’s CD4 cell values is more or less critical to efficient and proper treatment.

•	Knowledge of one’s HIV status is the gateway to care and treatment for HIV/AIDS, and it is also potentially a critical prevention measure.

•
It is now generally recognized in the international community that there is a need to significantly increase the level of access to robust, high-quality diagnostics in resource-limited settings in order to facilitate early detection and treatment of HIV/AIDS.

•
Testing in connection with HIV infection begins with the initial diagnosis of the disease. Following a positive diagnosis, recommended testing includes CD4/CD8 testing for staging and monitoring the progress of the disease before initiation onto ART, and viral load testing for monitoring patients after initiation onto treatment.

•
The current method of counting CD4 involves flow cytometry; a process where a big expensive ($35 – 100K+) machine shoots a laser at a thin stream of fluid containing cells and counts them. It works, it’s accurate, but it’s expensive and most people in the developing world don’t have access to such machines.

•
There are currently a handful of platforms that account for virtually the entire market share for CD4 testing in resource-limited settings. These are lab-based platforms from BD Biosciences, a division of Becton Dickinson (BD), Beckman Coulter (Coulter), Millipore (formerly Guava and now a division of Merck), Partec and Apogee. In the developing world, BD and Coulter have the largest CD4 testing market share.

•
Once an adult is diagnosed as HIV positive, CD4 testing is used together with clinical staging to determine whether the patient is eligible for treatment. This is because after a primary HIV infection, the virus directly attacks CD4 T lymphocyte cells (which effectively coordinate the body’s immune response) and begins to destroy them while at the same time using them as host cells for replication.

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•
In HIV-infected adults, the measure of an individual’s CD4 T lymphocytes, or absolute CD4 count, is the most robust surrogate marker for immune competence. Clinicians therefore seek to routinely test CD4 and CD8 counts in order to monitor disease progression and to determine when an individual should be initiated on Antiretroviral therapy.

•
Once an adult is diagnosed as HIV positive, CD4/8 testing is used together with clinical staging to determine whether the patient is eligible for treatment. This is because after a primary HIV infection, the virus directly attacks CD4 T lymphocyte cells (which effectively coordinate the body’s immune response) and begins to destroy them while at the same time using them as host cells for replication.

•	Immune Status Economics:

o	United States
▪	Reimbursement in US: $94-96/test
▪	Sell price from PRLX to end user: $40/test
▪	Manufacturer Cost/test: >$1.50/test
▪	1.4 mil people with HIV – CD4 test quarterly

o	Developing Countries
▪	$8.00-$10.00 sell price to end user
▪	$>1.50 manufacturer cost per test
▪	Over 30 mil people with HIV

Management

Parallax has prioritized finding the very best talent in research, product development, key executive management, and an advisory board with a considerable industry track record. The Parallax management is comprised of industry veterans that have successful commercialized several diagnostic testing platforms while at major diagnostic companies such as Abbott, Baxter (Micro Scan), BioMerieux and Instrumentation Labs (IL). The company is currently represented in two offices with unique areas of focus.  The corporate headquarters and R & D operations are located in Cambridge, MA.

Products

The Parallax tests are based on a unique Micro-Flow-Through rapid test platform.  The Parallax System is able to provide quantitative and qualitative tests and is fully ubiquitous and interoperable with multiple tests. The platform currently has five infectious disease tests approved by the FDA as well as an FDA 510K cleared desktop analyzer.

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Test		FDA 510K Cleared #

•	Rubella-Cube	TMK892051
•	Cmv-Cube	TMK884842
•	Blue Dot Test for Pregnancy	K884017
•	First Sign (Pregnancy, Hcg)	K973208
•	V-Trend Target Im Test (infect mononucleosis)	K890041
•	Target Strep A (Streptococcus Spp.)	K8800460
•	Target Aso Test	K910073
•	Target Hcg	K914303
•	Target Quantitative Hog One Step	K903937
•	V-Trend Target Rf Test	K904105
•	Target Quantitative Hcg	K890131
•	Target Reader	K885254

The Company has developed a wireless, Hand-Held Analyzer that is based on a re-engineering of the Company’s desktop analyzer. A patent is currently pending on the combined utilization of the Hand-Held Analyzer with the Micro-Flow –Through technology. The Hand Held is presently ready to go into prototype production.

In addition to bringing the FDA approved tests to market Parallax will focus its initial efforts on developing novel tests that will fill an unmet need. The first test of this kind will be an immune status test that will give a quantitative result for CD4 and CD8 cells.

Mobile Proposition

Parallax mobile testing, data acquisition, and data transmission system plans to meet the needs for diagnostics in particular in areas where either no structured health care systems exist or where – due to geographic nature and population density and distribution – a more decentralized approach is necessary. In addition, the Hand-Held Analyzer can be used in basically all environments, and is suited to use power sources independent of an electric network (rechargeable batteries, solar panel, running on motor vehicle voltage and power supply). Furthermore, the tests can be performed within short time periods, and do not require the performing medical personnel, the physician, or the patient to return for test results or potential initiation of treatment.

Business Model

Parallax’s business model is built on three sources of revenue.  The primary revenue stream will be sales of diagnostic testing devises and disposable cartridges containing diagnostic tests into clinics and physician offices dealing with patients who have or may have an infectious disease.  The additional revenue streams will be licensing and joint ventures. The company has the capability to exploit each of these globally.

Market

The Invitro Diagnostic Market alone represents a $100 billion market worldwide. The Parallax Market includes all point of care diagnostics focused on infectious diseases. POC testing is the fastest growing segment of diagnostic testing and the parallax technology lends itself to the fastest growing economies such as India, China, South America and Africa. The Company believes that there is enormous growth opportunity for the exploitation of the Target System platform in developing nations such as Africa, India and Asia. Therefore, one of the first sector-specific spin-offs is envisioned to combine the portable Target System with two tests for the monitoring of AIDS patients.

Confidential

Marketing and Sales

Commercial Strategy

Parallax’s business model is built on three sources of revenue.  The primary revenue stream will be sales of disposable cartridges containing diagnostic tests into clinics and physician offices dealing with patients who have or may have an infectious disease.  The additional revenue streams will be licensing and joint ventures. The company has the capability to exploit each of these globally.

Direct Sales: Clinics and Physician Office

Parallax will initially build value from product sales to clinics and physician offices on a global basis, entering into retail clinics after a broader test menu has been developed.  The business model includes:

•	For Clinics and Physicians who have sufficient test volumes per month, Parallax will provide the Parallax reader and software at a nominal cost.
•	The physician will pay for single use test cartridges.
•
In the US, Parallax will create a Medical Advisory Board with highly visible and respected physicians in the Infectious disease market. These physicians will act on behalf of Parallax by conducting clinical trials, writing White Papers and speaking at industry conferences on our behalf.

•
Parallax is developing the CD4/CD8 product to meet the criteria established by the World Health Organization (WHO). Once the product meets the WHO requirements we will actively seek to gain additional endorsements from other NGO’s such as The Gates Foundation and the United Nations. Having the backing of these organizations will not only be significant in the African market but will provide credibility in the US market as well.

•
In the US it is likely that Parallax will partner with a larger industry player in order to leverage their sales and marketing power. However, due to the urban concentration of HIV and infectious diseases it might be feasible to form our own sales force and augment it with a national distributor. These two options will be vetted a decided over the early course of product development.

Joint Ventures:  International Commercialization

Parallax anticipates using joint ventures as the preferred method to launch products outside of the United States.  The initial priority is on those countries that offer a particularly attractive market environment, such as India, China, South America, EU and Africa.  Discussions are ongoing with potential partners to form joint ventures capable of serving as international distributors, with agreements expected to include upfront licensing fees, milestone payments, and a share of the JV’s profits.

Co-Development: Novel Biomarkers

Parallax plans to generate additional co-development revenue in the near-term by working with pharmaceutical companies and Biomarker companies on a strategic basis to adapt custom assays to the Parallax system. Parallax will also incorporate novel biomarker assays into its physician office sales model that has either been developed by the company or in partnership with other companies. This approach will allow Parallax to maintain its position at the forefront of emerging disruptive diagnostic tests.  Licensing deals will consist of upfront fees paid to Parallax for R&D, milestone driven success fees and continuing royalties for ongoing use of the license.

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Capital Requirements

Parallax is currently seeking $2 million.  Management projects the $2.0 million capital will; (1) complete the Hand-Held Analyzer and deliver a production ready model, modify and upgrade to current desk-top analyzer to integrate upgraded components (2) develop, test and prove thesis of CD4-8 monitoring tests, (3) initial operational capitalization for Parallax.

COMPANY MILESTONES

•	Senior Management Team and Board Secured, Cambridge, MA Office secured
•	Retained Public Auditor & Securities Counsel
•	Executed a successful Reverse Merger and became a fully reporting company
•	Acquired Intellectual Property License to Patent Portfolio
•	Acquired Assignment to 12 FDA Cleared 510K Tests
•	Signed Agreement with Corder Engineering to update Parallax Desktop Analyzer.
•	Signed Agreement with Myers Stevens Group, Inc. manufacture proprietary Test Cartridge.
•	Developed HIV 1&2 Protocol for Clinical Trial
•	CD4-CD8 Test Development Plan Completed with Budget/Timelines
•	Mobile Reader Development Plan Completed with Budget/Timelines
•	Signed NDA with Affinity Labs of Boston MA and negotiated a CD4-8 Antigen Development Agreement.
•	Signed NDA with Proven Process Inc., of Mansfield, MA and negotiated a Handheld Mobile Analyzer Development Agreement.
•	November 2012 Company receives operational version of the updated Parallax Desktop Analyzer.
•	November 2012 Company receives the first updated Parallax Target Cartridge with a CRP Qualitative Test.
•
Negotiated a Testing and Validation Agreement with the University of Maryland Medical Center Pathology Department to test and validate Parallax’s Rapid CD4-8 Test.  As of 2-1-2012 Agreement is in final draft with the Legal Department at the University of Maryland.

•	Met with the Director of Diagnostics at the William and Melinda Gates Foundation and were requested to return with early validation data on the CD4/CD8 assay.
•	Retained Monarch Capital Advisors, LLC as our Investment Banker and Market Maker.
•	Drafted the Company’s 15c211 Filing to be filed with FINRA in order to obtain Trading Symbol

Confidential

TERMS OF THE OFFERING

For Accredited Investors Only

Offering Size	Maximum 20 Convertible Preferred Stock Units ($2,000,000)

Description of Securities
Securities Offered:  20 Convertible Preferred Stock Units of $100,000 each, representing a total sum of $2,000,000. Each Convertible Preferred Stock Unit consists of Ten Thousand (10,000) shares of the Company’s Preferred Stock and two hundred thousand (200,000) Warrants to purchase Common stock.   The Company has 400,000,000 shares of Common Stock, par value $0.001 and 100,000,000 Preferred authorized.

Offering Price	$100,000 per Convertible Preferred Stock Unit. Minimum of 1 unit.
Common Shares Outstanding October 1, 2011 (1):	Approximately 28,000,000

(1)  Does not include any Common Shares which may be issued upon sale of Convertible Preferred Stock Units and their subsequent conversion into Common stock.

Market Price of Common Shares	The Company is fully reporting but not currently publicly listed; therefore shares are not currently traded on any public market.

Nature of Offering
The Offering is being made on a “best efforts” basis, $2,000,000 Maximum Offering. The Offering is being made to “Accredited Investors,” as defined in Regulation D under the Securities Act.  Officers, directors, employees and affiliates of us may also make purchases.  We may accept or reject subscriptions in our discretion.

Each subscriber for Convertible Preferred Stock Units shall deliver a wire transfer or tender a check to the Company’s bank account at Bank of America at 1301 4th Street Santa Monica, CA 90401 in the amount of the investment subscribed for.

Eligible Investors
The Convertible Preferred Stock Units offered hereby shall be offered only to a limited number of “Accredited Investors,” as defined in Rule 501 (a) of Regulation D under the Securities Act. Investors will be required to make certain representations with respect to their status and business experience and to represent, among other things, that they have received a copy of this Memorandum, understand the terms of this Offering and are accredited investors as required under the investor suitability standards. We may accept or reject subscriptions in our discretion.  See "Terms of the Offering – Investor Suitability Standards."

Confidential

Use of Proceeds
The maximum net proceeds to us from the sale of all of the Convertible Preferred Stock Units offered hereby are estimated to be $1,800,000 if the Maximum Offering is sold. Parallax is raising $2 million in exchange for 12.5%% ownership in the company to produce a working prototype/production model of the hand-held mobile reader and a novel CD4-8 immune status test within eighteen (18) months.

Risk Factors
The securities offered hereby involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. Before investing in the Convertible Preferred Stock Units, prospective investors should carefully consider the information set forth under the heading “Risk Factors” in this Memorandum.

Registration Rights	We have agreed to include Piggyback Registration Rights for the shares that comprise the Common Stock that underlies the Convertible Preferred shares and Common Stock Warrants.

Pending registration, the common shares comprising underlying the Convertible Preferred Stock Units (“Unit Shares”) and Common Stock Warrants  (“Warrants”) shall be restricted securities under the federal securities laws and applicable state securities laws and, therefore, may only be transferred pursuant to the registration requirements of federal and state securities laws or pursuant to an exemption from such registration requirements. The Unit Shares will bear a restrictive legend stating these resale restrictions. Holders will be required to furnish a legal opinion satisfactory to us before offering, reselling, pledging or transferring such securities except pursuant to an effective registration statement under the Securities Act of 1933.

RISK FACTORS

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY IS SPECULATIVE IN NATURE, INVOLVES A HIGH DEGREE OF RISK AND SHOULD NOT BE MADE BY ANY INVESTOR WHO CANNOT AFFORD THE LOSS OF HIS ENTIRE INVESTMENT.  EACH PROSPECTIVE PURCHASER SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS AND SPECULATIVE FACTORS ASSOCIATED WITH THIS OFFERING, AS WELL AS OTHERS DESCRIBED ELSEWHERE IN THIS MEMORANDUM, BEFORE MAKING ANY INVESTMENTS.

THIS MEMORANDUM CONTAINS CERTAIN STATEMENTS RELATING TO FUTURE EVENTS OR THE FUTURE FINANCIAL PERFORMANCE OF OUR COMPANY. PROSPECTIVE INVESTORS ARE CAUTIONED THAT SUCH STATEMENTS ARE ONLY PREDICTIONS, INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY. IN EVALUATING SUCH STATEMENTS, PROSPECTIVE INVESTORS SHOULD SPECIFICALLY CONSIDER THE VARIOUS FACTORS IDENTIFIED IN THIS MEMORANDUM, INCLUDING THE MATTERS SET FORTH BELOW, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD-LOOKING STATEMENTS.

An investment in our Company is highly speculative in nature and involves an extremely high degree of risk.

We are a development stage company with a limited operating history and may never be able to effectuate our business plan or achieve sufficient revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in a development stage company.  In particular, potential investors should be aware that we have not proven that we can:

•	raise sufficient capital in the public and/or private markets;

•	have access to a line of credit in the institutional lending marketplace for the expansion of our business;

•	respond effectively to competitive pressures; or

•	recruit and build a management team to accomplish our business plan.

Accordingly, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business, and our Company is a highly speculative venture involving significant financial risk.

We have a limited track record that would provide a basis for assessing our ability to conduct successful business activities. We may not be successful in carrying out our business objectives.

The revenue and income potential of our proposed business and operations are unproven as a limited operating history makes it difficult to evaluate the future prospects of our business. There is limited information at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably.  Accordingly, we have a limited track record of successful business activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful in marketing our services. As such, there is a substantial risk that we will not be successful in generating sufficient operating revenues or in achieving profitable operations, irrespective of competition.

The time needed to obtain regulatory approvals and respond to changes in regulatory requirements could adversely affect our business.

Many of our proposed and existing products are subject to regulation by the FDA and other governmental or public health agencies. In particular, we are subject to strict governmental controls on the development, manufacture, labeling, distribution and marketing of our products. In addition, we are often required to obtain approval or registration with foreign governments or regulatory bodies before we can import and sell our products in foreign countries.

The process of obtaining required approvals or clearances from governmental or public health agencies can involve lengthy and detailed laboratory testing, human clinical trials, sampling activities and other costly, time-consuming procedures. For example, we will be seeking FDA approval for the use of a CD4-8 rapid test. Approval of these claims will include the submission of clinical data and could require significant time to obtain. The submission of an application to the FDA or other regulatory authority for these or other claims does not guarantee that an approval or clearance to market the product will be received. Each authority may impose its own requirements and delay or refuse to grant approval or clearance, even though a product has been approved in another country.

Moreover, the approval or clearance process for a new product can be complex and lengthy. This time span increases our costs to develop new products and increases the risk that we will not succeed in introducing or selling them in the United States or other countries.

Newly promulgated or changed regulations could also require us to undergo additional trials or procedures, or could make it impractical or impossible for us to market our products for certain uses, in certain markets, or at all.

The regulations in some states may restrict our ability to sell products in those states. While we intend to work with state legislators and regulators to remove or modify any applicable restrictions, there is no guarantee we will be successful in these efforts.

In addition, all in vitro diagnostic products that are to be sold in the European Union (“EU”) must bear the CE mark-indicating conformance with the essential requirements of the In Vitro Diagnostic Directive (“IVDD”). We will not be permitted to sell our products in the EU without a CE mark after this date. While we intend to CE mark certain existing and future products, and are not aware of any material reason why we will be unable to do so, there can be no assurance that compliance with all provisions of the IVDD will be demonstrated and the CE mark obtained prior to the deadline.

If we are unable to obtain additional funding, our business operations will be harmed.

We will require additional funds to operate our business and address all necessary infrastructure concerns. We anticipate that we will require a minimum of $3,500,000 to fund our continued operations for the next Eighteen months. The inability to raise the required capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans that could cause the Company to become dormant. Any additional equity financing may involve substantial dilution to our then existing shareholders.

There is substantial doubt about our ability to continue as a going concern.

 In their audit report with regard to our financial statements as of December 31, 2010, 2009 and 2008, our independent registered public accountants have expressed an opinion that substantial doubt exists as to whether we can continue as a going concern. Because we have limited cash resources, we believe that if we do not raise additional capital within the next 12 months in addition to the net proceeds from this offering, we may be required to suspend or cease the implementation of our business plan. As such we may have to cease operations and you could lose your entire investment. Accordingly, we may find it difficult or impossible to attract investors.

Adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs, access to capital and cost of capital.

The capital and credit markets have been experiencing extreme volatility and disruption for more than twelve months. We have historically relied on credit to fund our business and we need liquidity to pay our operating expenses. Without sufficient liquidity, we will be forced to curtail our operations, and our business will suffer. Disruptions, uncertainty or volatility in the capital and credit markets may also limit our access to capital required to operate our business. Such market conditions may limit our ability to replace, in a timely manner, maturing liabilities and access the capital necessary to operate and grow our business. As such, we may be forced to delay raising capital or bear an unattractive cost of capital that could decrease our profitability and significantly reduce our financial flexibility. Our results of operations, financial condition, cash flows and capital position could be materially adversely affected by disruptions in the financial markets.

Our ability to sell products could be adversely affected by competition from new and existing diagnostic products and by treatment or other non-diagnostic products that may be developed.

The diagnostic industry is focused on the testing of biological specimens in a laboratory or at the point of care and is highly competitive and rapidly changing. Our principal competitors often have considerably greater financial, technical and marketing resources. As new products enter the market, our products may become obsolete or a competitor’s products may be more effective or more effectively marketed and sold than ours. If we fail to maintain and enhance our competitive position, our customers may decide to use products developed by competitors, which could result in a loss of revenues.

In addition, the development and commercialization of products outside of the diagnostics industry could adversely affect sales of our product. For example, the development of a safe and effective vaccine to HIV or treatments for other diseases or conditions that our products are designed to detect, could reduce, or eventually eliminate the demand for our CD4-8 rapid test or other diagnostic products and thereby result in a loss of revenues.

Our research, development and commercialization efforts may not succeed or our competitors may develop and commercialize more effective or successful diagnostic products.

In order to remain competitive, we must regularly commit substantial resources to research and development and the commercialization of new products.

The research and development process generally takes a significant amount of time from inception to commercial product launch. This process is conducted in various stages. During each stage there is a substantial risk that we will not achieve our goals on a timely basis, if at all, and we may have to abandon a product in which we have invested substantial amounts.

Successful products require significant development and investment, including testing, to demonstrate their cost-effectiveness or other benefits prior to commercialization. In addition, regulatory approval must be obtained before most products may be sold. Additional development efforts on these products will be required before any regulatory authority will review them. Regulatory authorities may not approve these products for commercial sale. In addition, even if a product is developed and all applicable regulatory approvals are obtained, there may be little or no market for the product. Accordingly, if we fail to develop commercially successful products, or if competitors develop more effective products or a greater number of successful new products, customers may decide to use products developed by our competitors. This would result in a loss of revenues and adversely affect our results of operations, cash flows and business.

If we lose our key personnel or are unable to attract and retain qualified personnel as necessary, our business could be harmed.

Our success will depend to a large extent upon the contributions of our executive officers, management, and sales, marketing, operations and scientific staff. We may not be able to attract or retain qualified employees in the future due to the intense competition for qualified personnel among medical products businesses.

If we are not able to attract and retain the necessary personnel to accomplish our business objectives, we may experience constraints that will adversely affect our ability to effectively manufacture, sell and market our products, to meet the demands of our strategic partners in a timely fashion, or to support internal research and development programs. Although we believe we will be successful in attracting and retaining qualified personnel, competition for experienced scientists and other personnel from numerous companies and academic and other research institutions may limit our ability to do so on acceptable terms.

We may be held liable for injuries resulting from the use of our diagnostic products.

We may be held liable if any of our products, or any product which is made with the use or incorporation of any of our technologies, causes injury of any type or is found otherwise unsuitable during product testing, manufacturing, marketing, sale or usage. Although we intend to obtain product liability insurance prior to implementation of the commercialization of our products, this insurance may not fully cover potential liabilities. As we bring new products to market, we may need to increase our product liability coverage.

Efforts to consolidate or restructure could adversely affect our business.

We may from time to time restructure and consolidate various aspects of our operations in order to achieve cost savings and other efficiencies.  We must obtain FDA approval to transfer certain operations to another location. This transfer and the need to obtain FDA approval could interfere with or delay our manufacturing processes and disrupt continued operations. Any delay in or disruption of operations, and in particular manufacturing operations, could result in increased costs or could delay or prevent us from selling certain products and thereby result in a loss of revenue.

Future acquisitions or investments could disrupt our ongoing business, distract our management, increase our expenses and adversely affect our business.

We may consider strategic acquisitions or investments as a way to expand our business in the future. These activities, and their impact on our business, are subject to the following risk factors:

•	Suitable acquisitions or investments may not be found or consummated on terms that are satisfactory to us;
•	We may be unable to successfully integrate an acquired company’s personnel, assets, management systems and technology into our business;
•	Acquisitions may require substantial expense and management time and could disrupt our business;
•	An acquisition and subsequent integration activities may require greater capital resources than originally anticipated at the time of acquisition;
•
An acquisition may result in the incurrence of unexpected expenses, the dilution of our earnings or our existing stockholders’ percentage ownership, or potential losses from undiscovered liabilities not covered by an indemnification from the seller(s) of the acquired business;

•	An acquisition may result in the loss of existing key personnel or customers or the loss of the acquired company’s key personnel or customers;
•	The benefits to be derived from an acquisition could be affected by other factors, such as regulatory developments, general economic conditions and increased competition; and
•	An acquisition of a foreign business may involve additional risks, including not being able to successfully assimilate differences in foreign business practices or overcome language barriers.

The incurrence of one or more of the above or other factors may prevent us from achieving all or a significant part of the benefits expected from an acquisition or investment. This may adversely affect our financial condition, results of operations and ability to grow our business.

Our failure to develop new distribution channels may result in lower revenues.

We intend to market many of our products by collaborating with laboratories, diagnostic companies and distributors.  Our sales will depend to a substantial degree on our ability to sell products to these customers and develop new product distribution channels, and on the marketing abilities of the companies with which we collaborate.

In addition, some distributors have experienced, and may continue to experience, pressure from their customers to reduce the price of their products and testing services.

Although we will try to maintain the relationships that we hope to develop and expand our business with our distributors, there can be no assurance that such companies will continue to purchase or distribute our products or maintain order volumes, or that new distribution channels will be available on satisfactory terms.

The use of sole supply sources for critical components of our products could adversely affect our business.

If suppliers of certain antigens we utilize in our tests were unable or unwilling to supply the required component, we would need to find another source, and perform additional development work and obtain FDA approval for the use of the alternative component for our products. Completing that development and obtaining such FDA approval could require significant time to complete and may not occur at all. These events could either disrupt our ability to manufacture and sell certain of our products or completely prevent us from doing so. Either event would have a material adverse effect on our results of operations, cash flows and business.

We may depend upon strategic partners to assist in developing and commercializing some of our diagnostic products.

Although we intend to pursue some product opportunities independently, opportunities that require a significant level of investment for development and commercialization or a distribution network may necessitate involving one or more strategic partners. In particular, our strategy for development and commercialization of a Target System rapid CD4-8 test, rapid TB or Malaria test, and certain other products may entail entering into additional arrangements with distributors or other corporate partners, universities, research laboratories, licensees and others. We may be required to transfer material rights to such strategic partners, licensees and others. While we expect that our future partners, licensees and others have and will have an economic motivation to succeed in performing their contractual responsibilities, the amount and timing of resources to be devoted to these activities will be controlled by others. Consequently, there can be no assurance that any revenues or profits will be derived from such arrangements.

Our success depends on our ability to protect our proprietary technology.

The diagnostics industry places considerable importance on obtaining patent, trademark, and trade secret protection, as well as other intellectual property rights, for new technologies, products and processes. Our success depends, in part, on our ability to develop and maintain a strong intellectual property portfolio or obtain licenses to patents for products and technologies both in the United States and in other countries.

As appropriate, we intend to file patent applications and obtain patent protection for our proprietary technology. These patent applications and patents will cover, as applicable, compositions of matter for our products, methods of making those products, methods of using those products, and apparatus relating to the use or manufacture of those products. We will also rely on trade secrets, know-how, and continuing technological advancements to protect our proprietary technology.

We have entered, and will continue to enter, into confidentiality agreements with our employees, consultants, advisors and collaborators. However, these parties may not honor these agreements and we may not be able to successfully protect our rights to unpatented trade secrets and know-how. Others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how.

Competing companies previously employed many of our employees, including scientific and management personnel. Although we encourage and expect all of our employees to abide by any confidentiality agreement with a prior employer, competing companies may allege trade secret violations and similar claims against us.

We may collaborate with universities and governmental research organizations, which, as a result, may acquire part of the rights to any inventions or technical information derived from collaboration with them. To facilitate development and commercialization of a proprietary technology base, we may need to obtain licenses to patents or other proprietary rights from other parties. Obtaining and maintaining such licenses may require the payment of substantial costs. In addition, if we are unable to obtain these types of licenses, our product development and commercialization efforts may be delayed or precluded.

A market for our products may not develop.

Our future success will depend, in part, on the market acceptance, and the timing of such acceptance, of new products such as the Target System Rapid CD4-8 test and products currently under development or that we acquire and introduced in the future. To achieve market acceptance, we must make substantial marketing efforts and spend significant funds to inform potential customers and the public of the perceived benefits of these products. We currently have limited evidence on which to evaluate the market reaction to products that may be developed, and there can be no assurance that any products will meet with market acceptance and fill the market need that is perceived to exist.

Because new legislation, including the Sarbanes-Oxley Act of 2002, increases the cost of compliance with federal securities regulations as well as the risks of liability to officers and directors, we may find it more difficult for us to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934.  Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act and it is costly to remain in compliance with the federal securities regulations.  Additionally, we may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.  Significant costs incurred as a result of becoming a public company could divert the use of finances from our operations resulting in our inability to achieve profitability.

There is currently no trading market for our common stock, which will limit the ability of our stockholders to liquidate their investment.

Outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act of 1933, as amended (the “Securities Act”) and any other applicable federal or state securities laws or regulations. These restrictions will limit the ability of our stockholders to liquidate their investment.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 400,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

The issuance of preferred stock could adversely affect the voting power or other rights of the holders of our common stock.

Our Articles of Incorporation authorizes the issuance of up to 100,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our directors. Accordingly, our directors are empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights, which could adversely affect the voting power or, other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

Our common shares may be subject to the “Penny Stock” Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because we do not presently intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

For the indefinite future, we intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

You should consider the United States federal income tax consequences of owning our securities.

There are risks associated with the United States federal income tax consequences of owning our common stock. Because the tax consequences of owning our common stock are complex and certain tax consequences may differ depending on the holder's particular tax circumstances, each potential investor should consult with and rely on its own tax advisor about the tax consequences. In addition, there can be no assurance that the United States federal income tax treatment currently applicable to owning our common stock will not be modified by legislative, administrative, or judicial action that may have a retroactive effect. No representation or warranty of any kind is made with respect to the acceptance by the Internal Revenue Service or any court of law regarding the treatment of any item of income, deduction, gain, loss or credit by an investor on its tax return.

USE OF PROCEEDS

$2,000,000 Capitalization
$1,800,000 (Net 10% Fee/ Expense)
$500,000	Development and production of prototype:
• 100 Hand Held Analyzers
$50,000	Modification and update of Desktop Analyzer:
• Desk top Analyzer Unit Production Ready
$500,000	Working Capital:
• Salaries, legal, accounting, audit
$150,000	Marketing: • Public Relations, Marketing, Investor Relations, Conferences
$600,000	Assay Development • Feasibility, Assay Prototype, Assay Optimization

Parallax Diagnostics, Inc.

History and Background

We were incorporated in the State of Nevada on April 12, 2010.  Prior to the acquisition transaction described below, our business purpose was to seek the acquisition of or merger with, an existing private company.  Accordingly, we were engaged in organizational efforts in order to put us in a position where we could seek to target and eventually acquire an existing private company.

On January 11, 2011 (the “Closing Date”), we entered into and closed a share exchange agreement (the “Share Exchange Agreement”) with Amersey Investments, LLC (“Amersey”), Parallax Diagnostics, Inc., a Delaware corporation (“Parallax”) and its sole shareholder, Montecito Bio Sciences, Ltd. (“Montecito”). On the Closing Date, pursuant to the terms and conditions of the Share Exchange Agreement, (i) we acquired 100% of the issued and outstanding shares of common stock of Parallax in exchange for the issuance of 21,000,000 shares of our common stock, par value $0.0001 and (ii) Parallax merged with and into the Company whereupon the Company continued as the surviving entity and the corporate existence of Parallax ceased (the “Merger”).  Additionally, as further consideration for the share exchange and Merger and in accordance with the Shares Exchange Agreement, Amersey cancelled to treasury 28,000,000 shares of our common stock.

As a further condition of the Share Exchange Agreement, the current officers and directors of the Company resigned and J. Michael Redmond was appointed to serve as a Director and also as the CEO and President of the Company.  Additionally, Mr. Norman A. Kunin was appointed to serve as the Company’s CFO, Mr. Mike Contarino was appointed to serve as the Company’s Vice President and Dr. Roger Morris was appointed to serve as the Company’s Chief Science Officer.  Mr. Edward W. Withrow III, Dr. Jorn Gorlach, Mr. Anand Kumar, Mr. David Engert and Mr. E. William Withrow Jr. were appointed to serve as Directors.

Parallax was incorporated in the State of Delaware on December 30, 2008 under the name Roth Kline, Inc. Roth Kline, Inc. was renamed Parallax Diagnostics, Inc. on December 29, 2010.  Parallax is a development stage company whose principal line of business is in the bio-medical sector.  More specifically, Parallax is focused on the exploitation of a proprietary diagnostic and monitoring platform and processes in the area of infectious disease.

Business Overview

We are currently headquartered in Cambridge, Massachusetts with additional offices in Santa Monica, California. On September 10, 2010, Parallax entered into an Agreement of the Assignment of Intellectual Property (the “Assignment Agreement”) and an Agreement of the License of Intellectual Property (the “License Agreement”) with Montecito.  Pursuant to the terms and conditions of the Assignment Agreement and the License Agreement, Parallax acquired the right, title, and interest to 12 FDA 510(k) cleared tests in the area of infectious diseases in consideration for the payment of $750,000 for the Assignment Agreement and $750,000 for the License Agreement and the issuance of 1,500 shares of common stock of Parallax which, at the date of the transaction, represented one hundred (100%) percent of the issued and outstanding stock of Parallax, to Montecito.  Moreover, pursuant to the terms and conditions of the License Agreement, Parallax acquired an exclusive license to a suite of proprietary medical devices, tests and utility processes that include,

•	US2006051348: Method of Producing a Plurality of Isolated Antibodies
•	US2006052948: Method of Producing Drugs, Targeting Moieties or Diagnostics
•	US 11/856,925: Method for Determining the Immune State of a Subject
•	US 11/924,033: Portable Apparatus for Improved Sample Analysis *

* US 11/924,033 is currently also applied for under PCT in ALL countries in the Territories of Use and in the Field of Use. Parallax’s desktop analyzer and 12 of its tests are 510(k) cleared for commercial sale in the U.S.  We have recently initiated the development of a novel CD4-8 rapid point-of-care test for the monitory of immune status in a patient, developed an Rapid HIV 1&2 test, drafted a study protocol and is presently staged for a clinical trial. In addition the Company has recently completed the development of an updated and enhanced version of its FDA Cleared Desktop Analyzer and completed a development plan for the Company’s handheld mobile analyzer.

On September 30th 2011 Parallax restructured its License Agreement and its Assignment Agreement with Montecito Bio Sciences, Ltd and entered into a License Modification agreement and an Assignment Modification Agreement.  The Assignment Modification and the License Modification Agreements removed the combined debt owed by Parallax to Montecito of $1,500,000 and converted the obligation to an increase in the percentage of Royalty owed to Montecito. The original Assignment Agreement called for a Royalty of 4% and the Modification changed the percentage to 5%. Once Montecito has received its $750,000 in Royalty revenue the percentage return to 4%.  The original License Agreement called for a Royalty of 3.5% and the Modification changed the percentage to 4.5%. Once Montecito has received its $750,000 in Royalty revenue the percentage return to 3.5%.   The foregoing summaries of the Assignment Modification Agreement and License Modification Agreement are not complete and are qualified in their entirety by reference to the complete text of the Assignment Modification Agreement and License Modification Agreement, which are available upon request.  The Company will include the License and Assignment Modification Agreements in its 2011 10K and its March 31, Quarterly Filing with the SEC.  The full License Agreement and Assignment Agreement can be found at www.sec.gov.

In recent years, there has been a continuing shift from the use of laboratory-based analyzers to more technologically advanced point-of-care tests that can be performed in a matter of minutes. Unlike the centralized clinical laboratory segment, which is mature and highly competitive, the point-of-care market is still a relatively early stage market. Although certain simple single analyte diagnostic tests have been developed, such tests have remained incapable of precise and highly sensitive quantitative measurements. As a result, medical tests that require precise quantization of the target analyte have remained the domain of immunoassay analyzers. We believe that there is significant market potential for advanced point-of-care diagnostic products that provide quick and accurate diagnosis during a patient visit, shortening the decision time to medical intervention and minimizing the need for additional patient follow-up, thereby reducing overall health care delivery costs.

We believe that there is enormous growth opportunity for the exploitation of the Target System platform in developing nations and regions such as Africa, India, South America, Eastern Europe, Russia and Asia as well as developed markets of North America and Western Europe. One of the first initiatives to be developed for this market will combine the portable Target System Diagnostic Analyzer with two tests for the monitoring of AIDS/TB patients through the use of a proprietary rapid point-of-care immunoassay CD4 test that the Company has begun developing.

CD4 cells, one of the white blood cell types that HIV attacks, serve as a sort of bellwether for the progression of an HIV infection. A patient’s CD4 cell values help a physician determine their risk for specific opportunistic infections, evaluate if the patient should be placed on anti-retroviral, and help indicate if the treatment provided is effective. In other words, knowing an HIV positive patient’s CD4 cell values is more or less critical to efficient and proper treatment.

Knowledge of one’s HIV status is the gateway to care and treatment for HIV/AIDS, and it is also potentially a critical prevention measure.  It is now generally recognized in the international community that there is a need to significantly increase the level of access to robust, high-quality diagnostics in resource-limited settings in order to facilitate early detection and treatment of HIV/AIDS.  Testing in connection with HIV infection begins with the initial diagnosis of the disease. Following a positive diagnosis, recommended testing includes CD4 testing for staging and monitoring the progress of the disease before initiation onto ART, and viral load testing for monitoring patients after initiation onto treatment.

The current method of counting CD4 involves flow cytometry, a process where a big expensive ($50 – 100K+) machine shoots a laser at a thin stream of fluid containing cells and counts them. It works, it’s accurate, but it’s expensive and most people in the developing world don’t have access to such machines. There are currently a handful of platforms that account for virtually the entire market share for CD4 testing in resource-limited settings. These are lab-based platforms from BD Biosciences, a division of Becton Dickinson (BD), Beckman Coulter (Coulter), Millipore (formerly Guava and now a division of Merck), Partec and Apogee. In the developing world, BD and Coulter have the largest CD4 testing market share.

Once an adult is diagnosed as HIV positive, CD4 testing is used together with clinical staging to determine whether the patient is eligible for treatment. This is because after a primary HIV infection, the virus directly attacks CD4 T lymphocyte cells (which effectively coordinate the body’s immune response) and begins to destroy them while at the same time using them as host cells for replication. In HIV-infected adults, the measure of an individual’s CD4 T lymphocytes, or absolute CD4 count, is the most robust surrogate marker for immune competence. Clinicians therefore seek to routinely test CD4 count in order to monitor disease progression and to determine when an individual should be initiated on Antiretroviral therapy.

Point-of-care diagnostic kits typically consist of test strips that the health care provider tips with a swab sputum or finger-stick of blood and inserts into a hand-held device for near-immediate answers to yes-no, high-low questions.  They are simple to use and cheap, fast, disposable and reliable within an acceptable range. For the more quantitative and definitive antibody screening needed in most situations, though, a more substantial amount of blood must be sent out to a diagnostic lab, and hours or days later results from an enzyme-linked immunosorbent assay (ELISA) arrive. These tests are comparatively complex, expensive, and time consuming; only centralized diagnostic facilities can manage sample handling and the cost of instruments and reagents.  A point-of-care instrument that has the advantage of a test strip device in terms of ease of use and rapid results along with ELISA-like capabilities for major diseases would circumscribe diagnosis routinely within the course of a patient visit. That would revolutionize diagnostic practices. We have developed just such a device that we intend to sell to doctors and health care providers through our sector-specific subsidiaries.

Our FDA 510(k) cleared desktop analyzer and hand-held mobile immunoassay system incorporates a unique flow-through rapid antigen test platform configuration to produce high-performance quantitative blood test results with the ease of use of rapid qualitative diagnostic strips.  The technology, the Target System, consists of a unique disposable cartridge with preloaded reagents capable of testing a multiple test markers and a desktop diagnostic analyzer and hand-held hardware unit similar in size to a mobile phone/PDA.  The Parallax device requires a finger-stick of blood and provides results in minutes.  The simplicity of the fully loaded disposable test cartridge and subsequent ease-of-use alleviates the regulatory burden on the physician or hospital, which for a quantitative test, is required to have qualified staff draw blood, subsequently spin down the collected sample to obtain serum, and utilize the necessary reagents to conduct the test.

The Target System Diagnostic Platform is a Controlled Flow-Through Rapid Immunoassay Test, offering an array of improved modifications and features to the traditional Flow-through Immunoassay Test. With its Platform uniformity, patented vacuum pump, absorption layer for sample overflow, and complete compatibility with our optic reader, the Target System Diagnostics Platform is a unique collection of tests for qualitative and quantitative detection of conditions.

The Target System Diagnostic’s "Vacuum Control Flow Device" unique vacuum pump action reduces test time and ensures maximum contact with the membrane antibodies.  This patented collection device is virtually unlimited in the number of tests that can be incorporated.  Through a modification to existing FDA 510(k) clearance, the device is ideally suited for rapid FDA Clearance of all new tests that may be introduced.

Our products include a FDA-cleared desktop test reader and more than a dozen FDA 510(k) cleared tests. We own a number of patent applications protecting the underlying technology as well as methods for future test development.

We have initiated the development of the first CD4 monitoring rapid test that it believes will revolutionize the testing, monitoring and treatment of AIDS victims in developing economies such as South Africa, Sub-Saharan countries, India and other nations struggling to deal with the treatment of AIDS.  The CD4 monitoring test is being developed in conjunction with research leaders in the AIDS community.

Products

Desktop Immunoassay Quantitative and Qualitative Analyzer

The Desk-Top Analyzer is 510(k) cleared and capable of rapidly detecting Quantitative data for the existing FDA-cleared Target system tests.

The Company engaged Corder Engineering in May of 2011 to update the Target Desktop Analyzer and the first updated model was delivered in November of 2011.  The Company plans to use this new model as the basis for its production Target Analyzer that will be manufactured under FDA required Good Manufacturing Practice (GMP) and Quality Systems (QS) and by an FDA approved GMP medical devise manufacturer.

Value Proposition

1.
Multiple light source system providing: Variable Light Wave Analysis into the Infra-Red Spectrum. The higher the spectrum of light means the smaller the analyte that may be identified. It also allows for very specific test development, without having to develop a new analyzer to read the results.

2.	Field upgrades made through memory chip (SIMMs) or Flash memory stick allows for easy tracking of tests performed (HIPPA compliant, anonymous test results for tests performed per analyzer).

3.	The same Analyzer is used for all Target System Tests providing for training personnel once and consistent test reading results for either Qualitative or Quantitative Testing.

4.	When hooked to a printer our Reader can give printed results for any Target System Test, Qualitative or Quantitative, when required.

5.	Low entry cost for new test development and analysis do to multiple Target Test platform uses. Development only includes algorithm (software for quantitative reading) and substance tested for.

Next Generation Target System Analyzer; Parallax Hand Held Mobile Analyzer

The next generation Target System Analyzer currently under development is comprised of a highly portable, small, and rapid testing format in conjunction with a mobile, smart phone capacabilities, hand-held data acquisition and test reading device. The Parallax Hand-Held Mobile Analyzer is a re-engineered version of our previously FDA-approved Desktop Analyzer. This innovative Hand-Held Mobile Analyzer allows for a fast (minutes instead of hours or days) performance of tests at the point-of-care, and requires only a Test Cartridge and a small number of ready-to-use solutions in preformatted quantities.

Moreover, the device includes the ability to store and transmit patient, test, and other data, with the ability of wireless data transfer with a full suite of smart phone capabilities that will enable tele-medical applications.

The Hand-Held Mobile Analyzer is set to:

a)	Achieve a portable monitoring system, which is compatible with proven and reliable ELISA-based target system technology proprietary to Parallax in its licensed market.

b)	Expand readout capabilities to provide a mobile testing and monitoring platform.

c)
Increase the economy of scale and scope of the diagnostics and monitoring platform by the development of additional utility of the device without redundant infrastructure investments (additional data acquisition of patients, additional tests for other, predominant diseases).

The Hand-Held Mobile Analyzer

Whether searching for markers in the blood stream, diagnosing a pathogen in urine, the Parallax Diagnostics, Ltd. Hand-Held Mobile Analyzer is a cutting edge portable tool for rapid diagnostics. The Hand-Held Analyzer provides a profound improvement in point-of-care diagnostics and applications in countries with limited health care infrastructures and geographic limitations, both of which are of paramount importance in the combat against infectious diseases and in the fight against proliferation of endemic and pandemic diseases. The basic design of our Hand-Held Mobile Analyzer is based on the 510(k) cleared technology employed in our Desktop Analyzer and is compatible with existing Test Cartridges. However, a number of innovative features have been integrated into the design to meet customer and patient needs.

1.
High Infrared Light Spectrum: Multiple light source system providing: Variable Light Wave Analysis into the Infra-Red Spectrum. This diversity in light source and detection allows for the simultaneous identification and diagnosis of a broader spectrum of different targets within the same sample and assay. It also allows for very specific test development, without having to develop a new analyzer to read the results.

2.
Easy Field Upgrades: Field software upgrades made through memory chip (SIMM) or Flash memory stick allows for easy tracking of tests performed (HIPPA compliant, anonymous test results for tests performed per analyzer).

3.
No Change of Equipment: The same Analyzer is used for all Target System Tests (example: Cardiac Panel) and can be used on all future tests, this provides for training personnel once and consistent test reading results on an easy to read LCD screen.

4.
Printer Hook-up Capability: When hooked to a printer, our Reader can give printed results for any Target System Test, Qualitative when written results must be stored with original test for HIPPA and other compliance issues or Quantitative viral load or measured amount analysis must be printed and maintained in the patient chart folder.

5.
Low Entry Cost for New Test Development and Analysis: Due to multiple Target Test platform uses, development only includes algorithm (software for quantitative reading) developed against certified lab samples of variable quantity of substance or viral load to be tested. A new analyzer does not have to be developed for different samples types (blood, serum, plasma, urine, soil or human skin).

6.
Safety, Security and Accuracy by design: For all tests, our bar code activation system identifies the test to be analyzed, allowing only those medical personal that possess that test to be aware that it is available. Without the specific Target System Test Cartridge read by the bar code reader, the Analyzer will not calibrate to that Test. This precludes mistakes by the user or erroneous results by the reader.

Each test cartridge bar code must be read to initialize the Analyzer and load the appropriate algorithm from the software table. This provides a level of security for “Specialized” tests created for Bio-Terror applications which eliminates a separate specialized reader for government purposes. The Target System Analyzer can be configured with or without a desk-to-docking station. The docking station provides a stationary platform when in use in an office or non-mobile application. It also provides the user to set up multiple tests samples while the analyzer is processing tests.

Summary

The continuity of platform upgrades and the continuous development of new tests based on an increasing Point-of-Care Market Paradigm points to the Target Quantitative Analyzer as a low cost alternative to large laboratory analyzers and specialized training of personnel on multiple machinery.

The ultimate value to the clinician or the attending physician is the ease of use, reproducibility and the history of accuracy of this type of Rapid Immunoassay principle in the area of quantitative analysis.

The Hand-Held Mobile Analyzer was specifically designed to work with our patented Target System Diagnostics Platform to provide reliable quantitative results within minutes, right at the point-of-care or site of testing.

Test System Cartridges & Assays

The Target System Diagnostic Platform has been specifically designed for the point-of-care and ambulatory use and incorporates a revolutionary single-use disposable cartridge that provides accurate results in minutes. The Target System is a controlled flow-through rapid antigen test utilizing a 510(k) cleared medical device platform called the Target System.  The proprietary Target System family of tests encompasses a number of diagnostic tests ranging from Infectious Disease Diagnostics to cardiac tests.

A core component of the Target System Diagnostic Platform is the Test Cartridge. Our Vanguard Test Cartridge has a flow-through design allowing any prepared sample to be applied to a membrane system, thereby facilitating rapid absorption, test solution application, and test development in one single device. The Test Cartridges can be used with samples derived from different biological origins including whole blood, urine, serum, or fecal specimens. The Test Cartridges are less than two inches tall and can be transported easily over long distances and in large numbers. The Test Cartridge is proven in diagnostic laboratories and, as such, all tests are adapted to this format.  Our platform utilizes a patented vacuum technology to deposit specimen samples uniformly on test membranes.  Excess specimen absorption is built in.

Target Antigen Detection System (TADS)

This engineering foresight in design provides the clinician with process controls not available with other rapid test devices.

This proprietary platform provides tremendous flexibility in sample requirements, clinician training and result interpretation. The “train once” system means the clinician can now perform a number of single use tests on a wide variety of conditions with the interpretation of results consistent through the platform paradigm.

Example of a specific test:

Cytomegalovirus

Cytomegalovirus (CMV) is a human viral pathogen belonging to the Herpes virus family. Infection in humans is widespread and usually results in asymptomatic disease. The CMV test is a solid-phase enzyme immunoassay (EIA) for the detection of antibody to CMV. Inactivated whole CMV virus is immobilized on the test membrane (containing an anti-CMV antibody) as specimen is drawn through the membrane. A second antibody to CMV is applied and captured by the membrane-bound antigen. After washing the membrane to remove unbound antibody, an anti-human antibody-alkaline phosphate enzyme-conjugate, is applied. The conjugate binds to the second CMV antibody. Unbound conjugate is removed by washing and a color development solution is added. The appearance of a dot or a line on the membrane indicates the presence of the second CMV antibody and hence the presence of CMV in the specimen.

Application Flexibility Ubiquity & Interoperability

Incorporated in the design paradigm of the controlled flow system is the ability to rapidly adapt the device to new infectious disease threats. This flexibility in a device provides for a cost effective and rapid response for the primary care physician, trauma care nurse, emergency response providers.

Ease of Use

This patented platform provides tremendous flexibility in sample requirements, clinician training and result interpretation. Our train once system means the clinician can now perform a number of single use tests on a wide variety of conditions with the interpretation of results consistent through the platform paradigm. The “while you watch” speed of the test development, results in a significant cost saving in time and training.

Unlimited Application and Economy of Scale

The unique vacuum pump action reduces test time and ensures maximum contact with the membrane antibodies. This patented collection device is virtually unlimited in the number of different tests that can be incorporated. Through a modification to existing FDA 510(k) clearance, the device is ideally suited for rapid FDA clearance of all new tests that may be introduced. The economy of scale is provided to health care provider or any other customer group by being able to utilize a single test system for multiple tests with varies little variance in training needed. A clinician can move from one test to the next in a matter of minutes.

Furthermore, the capability of acquiring and transmitting patient related data in addition to the tests performed at the point-of-care enable the Hand-Held Mobile Analyzer to become the central diagnostic device in a decentralized, patient oriented, and cost-conscious environment to provide or maintain a high level of health care in the face of threatening epidemics.

Safety and Accuracy by Design

For all tests, our bar code activation system identifies the test to be analyzed, allowing only those medical personal that possess that test will be aware that it is available. Without the specific Target System Test Cartridge, read by the bar code reader, the Analyzer will not calibrate to that Test. This precludes mistakes by the user or erroneous results by the device.

Each Test Cartridge bar code must be read to initialize the Device and load the appropriate algorithm from the software table. This provides a level of security for patient related tests and eliminates errors based on operator’s mistakes.

We provide a combination of innovative, fast, and inexpensive diagnostic and testing products with a highly mobile data collection and transfer test reader. In this regard, the Target System is suitable for rapid, point-of-care testing in almost every environment, which includes emergency situations, remote locations within the US as well as other parts of the world, immediate response teams, personal testing in a home setting, and many more.

Advantageously, many different tests can be performed using the same reader, e.g., either the Target System Desktop Analyzer or the Hand-Held Mobile Analyzer, at any location.

Target System Development Outline

The Target System development process set forth by us will be instituted by all of the Sector-Specific Spin-off companies as part of the Target System License that they will operate under.  Below is an overview of some of the standards under which our licensees will operate.  We will reserve the right to manufacture the tests and deliver them to our licensees.

The Target “Operator Controlled” Flow through Qualitative and Quantitative single use device as outlined below has been analyzed and deemed to have a product life cycle of 5 to 10 years per test and a new product development cycle of 60 to 120 days per non specialized (bio-hazard) test. This combination of product life per test and short development cycle means the new tests contemplated will spend more time in the sales cycle compared to their development cycle.

New product Identification methods

The product platform as discussed herein is broken down into three categories and their associated sub-groups. The categories are:

1.	Qualitative
2.	Quantitative
3.	Specialized

Qualitative, Quantitative and Semi-Quantitative Test Possibilities Meeting the New Product Screening Criteria:

Infectious or highly contagious diseases:

a)	Trichomoniasis
b)	Chlamydia
c)	Gonorrhea
d)	Genital herpes (herpes simplex virus of JSV)
e)	Genital warts (human papilloma virus or HPV)
f)	Hepatitis B
g)	H. pylori
h)	Human immunodeficiency virus (HIV)
i)	Lyme Disease
j)	Rocky Mountain Spotted Fever
k)	West Nile
l)	Asian Bird Flu

Raw substances for the above can be readily purchased by us and incorporated into the Target Platform. All of the above testing areas of medical diagnostics are targeted as important to both governmental (FDA, WHO, NIH and CDC) and medical industries.

This in no way represents the complete segment of Qualitative or Semi-Quantitative tests available for rapid development on the Target Platform. They are examples of our “Rapid to Market” and “Rapid Clearance” ability based on our existing platform approval record.

New Product Identification

1.	Track all CDC, FDA, WHO, relevant reports of medical diagnostic requirements. Provide analysis of whether the test should be Specialized, Quantitative or Qualitative.

2.	Determine human capital requirements: project management, outsourcing needed political needs (if any) and social needs (affiliations with association or non-profit groups).

3.	Determine the market size and utilization of device needed to address identified diagnostic needs.

4.	Determine from source venders what antibodies and antigens are available to use in our device with minimal regulatory and manufacturing hurdles.

5.	Perform cost analysis of device manufacture, to include: regulatory application time estimates, clinical requirements, third party and vendor involvement for regulatory support.

6.	Identify and prepare pre-market distributor (government or commercial) analysis for market penetration timetable and/or government contract fulfillment.

7.	Identify new partnership resources if necessary for specialty devices.

8.
On all Quantitative Devices we will determine the Biohazard level at which we are to perform our algorithm development. For highly contagious diseases, we will outsource our complete process to a certified lab.

9.
In the development of standard quantitative test we will determine through the protocol process: how many tests must be performed for an I.R.B. for both the algorithm development (quantitative controls for each test process) and the accuracy of the variable light analysis.

10.
All new quantitative tests will be videotaped during algorithm development (light source verification and reflectivity of known sample), and equivalency testing (where we compare ours to another like kind device).

11.	All software developed for our tests, that are not modifications of existing source code, will be previewed via written outline to the FDA.

Details of Selected Existing Tests

Qualitative Analysis

The Hand-Held Mobile Analyzer in combination with Qualitative Diagnostics Tests detects the presence of specific markers and the results are indicated as positive or negative.  The Qualitative Diagnostic Specimen Collection Kits are all-inclusive and these tests can be administered and qualified without the need for any additional hardware.

No other device on the market provides the clinician with a "point-of-care device controls" that remove the environmental variables associated with alternative rapid blood testing devices.

Infectious Diseases; Current FDA Cleared Tests

Rubella

Rubella, German measles, is a highly contagious disease, which is generally transmitted by direct contact with infected persons. Rubella is generally a mild disease. However, when a pregnant woman becomes infected with rubella, the virus may infect the placenta, multiply and induce serious damage to the fetus.  Rubella and congenital rubella syndrome became nationally notifiable diseases in 1966. The largest annual total of cases of rubella in the United States was in 1969, when 57,686 cases were reported (58 cases per 100,000 populations). Following vaccine licensure in 1969, rubella incidence fell rapidly. By 1983, fewer than 1,000 cases per year were reported (<0.5 cases per 100,000 population).  A moderate resurgence of rubella occurred in 1990-1991, primarily due to outbreaks in California (1990) and among the Amish in Pennsylvania (1991). In 2002 a record low annual total of 18 cases were reported.

Rotavirus

Human rotavirus is recognized as a major cause of gastroenteritis in infants, young children, and the elderly. During the winter months a portion of gastroenteritis in children is due to rotavirus infection. The disease manifests with the symptoms of vomiting, diarrhea, and fever. Rapid and accurate diagnosis is important to avoid inappropriate antibiotic therapy, provide proper treatment early, and to prevent spread of nosocomial infection.

Globally, rotavirus accounts for an estimated 125 million cases of diarrhea each year and represents 30% - 40% of hospitalizations for diarrhea in children less than five years. In developing countries, between 600,000 and 800,000 children die from rotavirus each year (or approximately 2,000 children each day.) This accounts for about one quarter of the deaths from diarrhea and about 5% of all deaths among children less than five years of age.

CMV- Herpes

Cytomegalovirus (CMV) is a human viral pathogen belonging to the Herpes family. Infection in humans is widespread and usually results in asymptomatic disease. However, severe symptomatic infections are a very significant risk in infants and Immuno-compromised individuals. An important primary source of such infection is via blood transfusion and allograft transfer. The serological status of donor and recipient is, therefore, important in patient management.

The United States is not unique in its high rates of CMV seroprevalence. Virtually every country in the world presents similar numbers. Since recurrences are often mild and few patients are aware that they are infected, the infection is likely to continue to rise at double-digit rates without an intervention.

Group A Streptococci: Strep A, Strep Throat, Necrotizing Fasciitis, impetigo

Strep throat is an infection of the pharynx (the part of the throat between the tonsils and the larynx) caused by streptococcus bacteria. The infection is spread by person-to-person contact with nasal secretions or saliva, often among family or household members. Even though the sore throat usually gets better on its own, people who have strep throat should take antibiotics to prevent some of the more serious complications of this infection, particularly acute rheumatic fever.

Approximately 15% of children who have a sore throat and fever are infected by Group A streptococci.  CDC estimates that approximately 9,100 cases of invasive GAS disease (rate: 3.2/100,000) and 1,350 deaths occurred nationally during 2002. Disease incidence was highest among children aged <1 year (6.9/100,000) and adults aged >65 years.

Infectious Mononucleosis: EB, Epstein-Barr Viral Syndrome, Mono

Infectious mononucleosis (IM) is a viral infection causing high temperature, sore throat, and swollen lymph glands, especially in the neck. The Epstein-Barr virus typically causes it. Infectious mononucleosis may begin slowly with fatigue, malaise, headache, and sore throat. The sore throat becomes progressively worse, often with enlarged tonsils covered with a whitish-yellow fibrinous exudate. The lymph nodes in the neck are frequently enlarged and painful. Symptoms of mononucleosis gradually subside over a period of weeks to a month. The disease is generally self-limited.

Quantitative Analysis

The Parallax Hand-Held Analyzer in combination with Quantitative Diagnostics Tests detects the presence and volume of specific markers with the results indicating definitive levels.

Our Diagnostic System’s patented vacuum, specimen filtration and excess specimen absorption built right in. Unlike other devices designed for urine or other highly viscous samples and adapted blood testing, the Diagnostic System has been engineered for blood testing first which allows the platform to be utilized for blood serum, urine, feces and similar biological samples. This engineering foresight in design provides the clinician performing the test with process controls not available with any rapid test device.

Qualitative & Quantitative

HIV 1 & 2

According to the World Health Organization’s (“WHO”) 2009 AIDS Report 33.4 million people are estimated to be living with HIV/AIDS. Of these, 31.3 million are adults. 15.7 million are women, and 2.1 million are children under 15. During 2002, AIDS caused the deaths of an estimated 2 million people, including 1.2 million women and 610,000 children under 15. With the recent advent of Rapid HIV testing, HIV detection and prevention programs around the world have become increasingly effective by reducing their time and costs of detecting the virus, thus allowing for a far greater number of individuals to be screened. The FDA has approved several rapid Immunoassay tests for the detection of HIV, but none of these tests are designed for HIV 1&2.  The current “rate” of these “rapid” tests is from 15 minutes to hours and only a few can produce results less than 15 minutes.

Pandemics & Epidemics

Strategy for marker based immunoassays for AIDS diagnostics, compatible with Parallax Technologies existing diagnostic technology and in development portable instrument platform allows the platform to be ubiquitous and interoperable with a multiple of Pandemic and Epidemic diseases.

To the epidemiological community, the Influenza Pandemic of 2009 is one of the most widely anticipated diseases in history. Epidemiologists have been shouting from rooftops that a pandemic (or, a world-wide epidemic) of influenza is overdue, and that it is not a matter of "if" but "when." The current pathogen creating the threat is actually a mixture of viral genetic elements from all over the globe that have sorted, shifted, sorted, shifted, drifted and recombined to form this worrisome virus.

No one knows if the 2009 swine flu will behave like the 1918 Spanish flu that killed 50 million to 100 million world-wide, or like the 1957 Asian flu and 1968 Hong Kong flu that killed far fewer. This 2009 flu may weaken and lose its virulence, or strengthen and gain virulence -- we just do not know.

Compared with a few years ago, the world is somewhat better prepared to deal with pandemic influenza. There have been training meetings, table-top exercises, dry runs and preparedness drills at virtually every level of government and civil society. World Health Organization member states have agreed on a set of regulations that require all members to report the status of diseases of global significance within their borders.

Today, we remain underprepared for any pandemic or major outbreak, whether it comes from newly emerging infectious diseases, bioterrorist attack or laboratory accident. According to Larry Brilliant, Chairman of the National Biosurveillance Subcommittee “We do not have the best general disease surveillance systems or "surge" capacity in our hospitals and health-care facilities.

The 2009 swine flu will not be the last and may not be the worst pandemic that we will face in the coming years. Indeed, we might be entering an Age of Pandemics. According to the National Biosurveillance Advisory Subcommittee “In our lifetimes, or our children's lifetimes, we will face a broad array of dangerous emerging 21st-century diseases, man-made or natural, brand-new or old, newly resistant to our current vaccines and antiviral drugs. You can bet on it.”

There are variety of initiatives that will be needed to combat the “Next Pandemic/Epidemic” but it can most assuredly be stated with confidence that point of care diagnostics will play a major role in combating these unforeseen and undefined threats by; Early Diagnosis; Mobile Diagnosis; simplistic tests and Multiple Tests Capability.

The Parallax System  Platform is uniquely positioned to provide a mobile rapid and multi test interoperable platform that will meet the needs of health care providers and first responders in the case of a widespread Pandemic or Epidemic.

•	AIDS
•	Avian Influenza
•	Influenza
•	Swine Flu
•	Malaria
•	Plague
•	Rift Valley fever
•	SARS
•	Smallpox
•	Yellow Fever
•	TB

AIDS Immune Status Value Proposition

Overview

The treatment of AIDS patients represents a challenge, in the developed world and much more so in developing countries. The current methodology to determine the status of an HIV-positive individual involves elaborate technologies to determine the immune status of an individual as well as the presence of the HIV virus in the individual’s blood (called the “viral load”).

Determination of the immune status is usually performed through so-called cell counts of T-cells, in particular the determination of CD4+ cell count or the relationship of CD4 and CD3 positive cells. This diagnostic procedure requires high-tech machinery (e.g. cell counters), and well educated laboratory personnel in a stationary laboratory setting. In addition, the cell counting method presently employed and defined by the Western medical community as the “Gold Standard” has shortcomings, which limit its reproducibility and reliability. These factors might cause changes in diagnostic procedures even within those communities in the future. The determination of the amount of virus populating the blood of a person infected with HIV is currently performed through quantitative PCR, again a method requiring stationary settings, as well as highly educated personnel and sophisticated machinery. These setting are usually not available in developing economies. While – in the Western economic environment - the medical care of HIV positive individuals and AIDS patients involves a combination of the above mentioned medical diagnostics in combination with additional, patient dependent procedures, the situation in developing countries looks to the contrary:

In South Africa, the country with one of the highest infection rates with HIV in the world, treatment is only available to a small number of infected people. Even under those medication-limited circumstances, treatment is usually administered without any diagnostic procedures concerning the immune status or the viral load of an individual in question – leading to unnecessary treatment of otherwise non-immuno-compromised individuals and the lack of treatment for others with AIDS at later progression. Countries like China have only recently begun to diagnose for HIV positive individuals – and have not moved into the AIDS diagnostic either. The same can be said for many other countries in Africa and Asia.

Requirements for “appropriate” AIDS diagnostics have been defined by many national and international, organizations, amongst them the WHO, under strong influence of scientists mainly from the US and the EU. These requirements have led to the above described situation in developing counties: NO appropriate diagnosis of AIDS patients caused by requirements that cannot be achieved under the given circumstances and a strong increase of HIV infection in most of these countries over the last years.

Furthermore, the lack of financial resources are limiting to the expansion of suitable points of diagnostics. Cell counts require elaborate machinery (like FACS or alike) and there are no low-cost or highly portable testing systems available to date. There is an overwhelming demand and urgent need to reduce the costs for cell counting or other methods to determine the immune status, and to increase their usefulness in non-laboratory settings.

In addition, the geographic and social structures of many countries require a more point-of-care oriented approach, as opposed to the dominating centralized care found in highly populated countries in North America and Europe. Therefore, it would by highly desirable to reduce the measurements used as a guide for disease progression or treatment to more simple technologies, like an ELISA performed on a handheld device or similar.

For Parallax and our patented technology, as well as our efforts to design a handheld diagnostics device for optimal market use, this means:

a)	Development of an AIDS testing system, which is compatible with proven, and reliable ELISA based target system technology.

b)	Expansion of the capabilities of our handheld device to provide a mobile testing platform.

c)
Increase the economy of the diagnostics platform by the development of additional utility of the device without redundant infrastructure investments (additional data acquisition of patients, additional tests for other, predominant diseases).

d)	Acceptance of the testing system as well as the platform within the medical community of African, Asian, and other countries with mounting problems in the field of HIV and other infectious diseases.

AIDS Diagnostics and Immune Status

The prerequisite for an economic, portable, and reliable AIDS testing system is the development of markers, which are reliable indicators for disease progression in AIDS. One approach would be the translation of the historically used cell count methods into such marker measurements, which would lead to a direct translation of existing medical decision processes using the direct marker assessments.

Our aim is to use markers for a diseases progression instead of using the cell count method that is associated with and based on those markers. This system will include – in an ideal case – quantification of CD4 protein in either total blood or CD3+ pre-selected cell populations. This quantification can directly be used to assess an individual’s immune status.

 CD4 CD8 Assay and Handheld Development Plan:

Parallax will utilize the existing technology platform to develop an immunoassay based CD4/CD8 assay. In this approach CD4 and CD8 antigens on the surface of CD4/CD8 are used to calculate the actual number of T cells.

The Parallax system has already been validated as an immunoassay platform by virtue of prior FDA approval. In the specific case of an immunoassay based CD4/CD8 assay a number of academic articles as well as recent immunoassay (semi-quantitative) systems validate this approach. Immunoassay publications supporting this approach include:

(1)	Cordiali Fei et al Cytometry 22:70-74 1995
(2)	Paxton et al Clinical and Diagnostic Lab Immunology, Jan 1995 p104-114.
(3)	Shapiro et al The Lancet Vol. 63 Jan 10th 2004

The CD4/CD8 assay protocol first requires isolating the specific antigens from 50ul of whole blood then subsequently performing two simultaneous immunoassays to detect the concentration of the CD4/CD8 antigens. Detection of the antigens may be performed in several ways including (i) An enzyme/substrate based fluorescence immunoassay  (i) An enzyme/substrate colorimetric immunoassay (iii) A combination of  (i) and (ii) and  (iv) A high quantum efficiency, non amplified fluorescence tag. All potential approaches will be tested and the optimal approach will be selected. In the protocol example below colorimetric substrates are used as an example only:

Initially CD4 and CD8 T cells are isolated from 50ul of whole blood using CD3 antibodies attached to magnetic beads. CD3 will bind all the T cells in blood. Next the beads are captured on the inner surface of a pipette tip and washed.  The T cells are then lysed, releasing the CD4/CD8 antigens which are then added to Parallax filter in the disposable. CD4 and CD8 antigens bind separately to respective antibodies on the filter. Two antibody enzyme conjugates are added and bind to CD4/CD8 respectively. A wash step follows and then spectrally different substrates are added. The enzymes turn over the substrates and generate two spectral signals.

CD4 will use:

    - Enzyme conjugate (1) Beta-galactosidase
    - Substrate: o-nitrophenyl-beta galactoside
    - Yellow product detected at 420nm

 CD8 will use:

    - Enzyme conjugate (2) Alkaline phosphatase
    - Substrate: phenolphthalein monophosphate
    - Red product detected at 550nm

Finally the reader, having been previously quantitatively calibrated using CD4, CD8 calibration standards, measures the reflectance of several discrete wavelengths of light from the sample on the filter paper. Multi-component analysis will be used to calculate spectral contributions of CD4, CD8 with results expected in less than 10 minutes. (Ref: Simultaneous Enzyme Immunoassays of two thyroid hormones Blake et al Clin Chem 1982 July 28th (7) 1469-73

In order to leverage existing skill sets and in the interest of expediting the development process, Parallax will contract the initial phase of the assay development program to an outside assay development organization. Parallax will plan, staff and budget for staffing the assay development internally at the end of the Assay Prototype Phase. The internal Parallax personnel will be dedicated to the CD4 and CD8 project and will subsequently be utilized for future assay development at the appropriate time. The handheld instrument will be contracted to an outside instrument development company for the entire duration of the development. Parallax will not staff an instrument development capability internally.

The development plan will follow a structured phase approach and be conducted under ISO 9001 and FDA development guidelines. The phases are described below:

System Requirements Phase – Duration: 2-4 Weeks

To develop a medical product for FDA approval a comprehensive quality system is required to track and document all product development activities.

The first step in the process is to build a product requirements document detailing all requirements for the proposed system. Since the basic Parallax system has already been FDA approved this is a straightforward task. This document is used throughout the project to confirm that the product meets all user needs in terms of performance, size, cost, functionality etc. Definitive development agreements will be finalized for the Assay Prototype Development and for the Handheld Instrument Development. In addition to creating this document a meeting will be set with the FDA to review our development approach, assay specifications and their testing (clinical trial) criteria.

Resource Allocation:

No full time employees from outside vendor, the Parallax CSO will create the Requirements Document with assistance from the CEO and VP of Instrument Development.

Deliverables:

•	Systems Requirements Document
•	Preliminary Assay Specification
•	Preliminary Specification for Handheld Reader
•	Definitive Agreements executed with Development Partners

Prototype Development Phase – Duration: Seven months

Working with external partners, the handheld instrument and assay prototypes will be developed simultaneously.

The activities of the Prototype Development Phase will focus on creating a quantitative CD4 and CD8 assay that utilizes the Parallax platform technology. Activities for assay development include: (i) Identifying and selecting antibodies and reagents (including enzymes and colorimetric substrates for the assay), (ii) Developing a sample preparation protocol to isolate and lyse CD3 cells (iii) Developing calibration and quality control systems, (iv) Defining assay protocols (v) Creating an algorithm for data analysis (vi) Optimizing assay performance

For the Handheld instrument this involves (i) designing, building and testing breadboard instruments that meet functionality requirements but may not meet form and fit requirements, (ii) Incorporating the features to run an assay, (iii) Designing the electronics and firmware to run the instrument (iv) Optimizing the optical system (v) Confirming overall system performance.

Resource Allocation  (for Assay Development):

Ramp from 1 to 3 FTE’s over first 3 months then stabilize at 3.25 FTE’s. 1 PhD, 2 Techs (BS) and .25 of Regulatory

Deliverables:

Assay: A functioning assay utilizing the Parallax Technology. The assay will perform to a set of predetermined criteria but will not be optimized to meet commercial standards at this point.
Handheld instrument: An instrument that is functional but may not meet all system requirements.

Formal Product Development Phase– Duration: Four months

In this phase the (i) the assay antibodies, reagents and protocol and manufacturing protocol are further optimized to meet commercial requirements (ii) The assay is optimized and tested again extensively to confirm performance and ((iv) Shelf life studies are initiated.

Resource allocation (for Assay):

3.5 Full Time Employee’s (1 PhD, 2 lab techs and .5 regulatory)

Deliverables:

CD4 and CD8 Assays that meet the specification
A fully functioning handheld instrument that meets the specification.

System Integration Phase – Duration: Two Months

At this point the entire system (assay cartridge and instrument) is exhaustively tested internally and externally to ensure that the system works reliably and performance meets the requirements with a variety of different users and samples.

Resource allocation:

4.5  Full time employee’s (1 PhD, 2.5 techs, 1 RA/QA)

Deliverable:

A formal report for the Design History File (FDA Requirement)

System Verification Phase – Duration: Two months

Verification is a formal study required by the FDA that confirms that the system developed has been built to meet the products requirements. This is a combination of documentation review and system testing.

Resource Allocation:

4.0 Full time employee’s (1 PhD, 2 techs, 1 RA/QA).

Deliverable:

A Formal Report for the Design History File

Assay and Reader Pilot Manufacturing Phase – Duration: Three months

During the verification stage external manufacturing partners will be will be simultaneously building assay kits and instruments for clinical trials and for commercial launch. The FDA requires that any product used in clinical trials be produced under GMP on a manufacturing line or equivalent. There is significant work that the manufacturers will have to do specific to our product line in order to meet GMP standards. These standards include written manufacturing methods, document control, and QC documentation.

Resource Allocation:

 4.0 Full time employees for Assay Development

Deliverables:

Tools and molds for low volume production
A minimum of 1,000 assay kits manufactured under GMP
A minimum of 25 instruments built under GMP

System Validation Phase – Duration: Three months after completion of the Verification Phase

This refers to the final FDA clinical trials that are required for a 510k FDA approval. Validation confirms that the system offers acceptable performance in the field and meets the needs of the end user. In this phase a Contract Research Organization may be needed to organize and manage the clinical trials. The trial will be a multi site trial (3 to 4 sites) with several hundred samples needed for the trials. A biostatistician will determine the number of samples.

Deliverables:    Clinical Trial Report validating the system meets the user requirements. This report is the basis of the FDA 510k submission.

Resource Allocation:

4.0 Full time employee’s (1 PhD, 2 techs. 1 RA/QA)

FDA Submission – Duration: Two weeks

Data from clinical trials must be submitted to the FDA and all project documentation must be collected and organized for potential inspection.

Resource allocation:
1.0  Full time employee’s (1 PhD, 1 RA/QA)

CD4/CD8 Assay and Hand Held Device Development Timeline

Timelines	Months

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18
System specs
Contract partners
Handheld alpha prototype
Handheld reader development
Assay prototype
Assay development
System integration
System verification
Assay/Reader pilots
Clinical trials
FDA 510k submission	x

Expansion to viral load

The target system allows expansion of the AIDS-related testing to include determination of viral load in HIV-positive individual’s blood. Again, adopting a method outside of the existing “Gold Standards” would provide a large population in Africa, Asia, and other parts of the world with diagnostic services, which simply do not exist as of today. The viral load test follows the same basic principle as the CD4 test, and can be performed and read with exactly the same hand-held device.

Other diseases

Our testing system is not limited to HIV or AIDS diagnostics. The test format has been applied in the past to viral and bacterial infections (e.g., Rubella, Rotavirus, Strep. A), and can easily be adopted toward other epidemics. Diseases like malaria, cholera, hepatitis, yellow fever, or West Nile virus and other viral diseases present increasing health threats to large populations in the world, with major problems already at the stage of proper diagnosis.  We can adapt our testing devices to the rapid, simple, point-of-care diagnosis of almost all of these diseases without the requirement of additional equipment. The combination of a mobile, hand-held testing device with a large number of different tests provided by a family of cartridges will improve the ability of current health care and disease diagnostics in a fast majority of today underserved regions.

Market, Opportunities and Competition

The in vitro diagnostic market alone represents a $25 billion market worldwide. The trend is moving toward point-of-care (“POC”) diagnostics using systems and procedures, which do not require extensive laboratory equipment. Here, direct read-out technology will provide a suitable tool, which can be used in basically every environment. The growth in this market is expected to continue through the end of the decade. The roughly $4 billion point-of-care diagnostic market in the U.S. is expected to grow to more than $5.5 billion by 2009. Annual growth in the POC market is project to 27% over the next five years.

The point-of-care market includes hospitals, clinicians, laboratories, assisted living facilities, retirement communities and geriatric facilities and the international market. Our system provides the platform for the development of a series of quantitative tests for important diagnostic applications that can provide results at a patient's bedside, in a doctor's office, in the emergency room, in a clinic or in an ambulance.

Market Opportunities

In recent years, there has been a continuing shift from the use of laboratory-based analyzers to more technologically advanced point-of-care tests that can be performed in a matter of minutes. Unlike the centralized clinical laboratory segment, which is mature and highly competitive, the point-of-care market is still a relatively early stage market. Although certain simple single analyte diagnostic tests have been developed, such tests have remained incapable of precise and highly sensitive quantitative measurements. As a result, medical tests that require precise quantization of the target analyte have remained the domain of immunoassay analyzers. We believe that there is significant market potential for advanced point-of-care diagnostic products that provide quick and accurate diagnosis during a patient visit, shortening the decision time to medical intervention and minimizing the need for additional patient follow-up, thereby reducing overall health care delivery costs.

The two factors that are significant to the rapid growth of POC testing are technology advancements and health care economics. The development of new and improved technologies has resulted in the ability to make evidence-based medical decisions that improve patient outcomes and reduce patient acuity, criticality, morbidity and mortality.

Quicker diagnosis of infectious agents can also permit the earlier prescription of appropriate medications, thereby potentially shortening the duration of illness.

The commercial success of the current generation of small, simple to use diagnostic devices which provide rapid results in POC applications has been limited by their inability to provide precise, highly sensitive, quantitative measurement.  Our Target System technology addresses these limitations by applying sophisticated immunochemical and optical methods to detect and quantify virtually any analyte present in a liquid. Development data indicates that sensitivity will be comparable to expensive and complicated laboratory-based analyzers.

Additionally, the economic climate is driving significant changes in the manner in which patients will be tested and how results are delivered. Recent revisions to government regulations, together with growing patient and insurer pressures on hospitals and physicians have increased incentives to reduce overall patient healthcare costs while providing a higher level of care to a greater number of patients. One cost-cutting measure is to reduce the high cost of diagnostic testing carried out in central laboratory sites by increasing POC testing.

The Target System provides the platform for the development of a series of quantitative tests for important diagnostic applications that can provide results at a patient's bedside, in a doctor's office, in the emergency room, in a clinic, in an ambulance, on the battlefield, on site agri-business locations, rural and economically disadvantaged areas.

The Target System meets the POC diagnostic market criteria as follows:

•	Rapid turnaround time
•	Low volume preferably whole-blood sample
•	Direct application of a non-critical volume or placement of sample directly into instrument
•	Disposable device or minimal maintenance required
•	Minimal technical expertise required
•	Positive identification and specimen tracking strategy that eliminates specimen identification errors
•	Simple "goof proof" strategy for recording collection time and result reporting
•	Simple strategy for calibration and QC
•	Transferability of data to the LIS or HIS
•	Agreement of result with accepted "Gold Standard" tests
•	Affordable cost

Point of Care Market Segmentation

The Solid Phase Immunoassay Market

The widespread usage of blood and other biological specimen tests checking for diseases and medical conditions, there is a growing need for new and better technologies to achieve fast and accurate results.  Though this type of testing has been an acceptable form of testing for certain conditions for quite some time, it has only been in the last twenty years that rapid, point-of-care, testing has become an acknowledged source of accurate information. With continuing breakthroughs in detectable markers in the body that can identify the presence of a growing number of diseases and conditions, coupled with the advancements in rapid detection technologies, the tools available to medical professionals is quickly becoming a booming industry.

Rapid Immunoassay Test Overview

The following summary is about rapid testing products, current paradigms and the most prevalent devices available today and their differences. The intent of this discussion is to enable the reader to distinguish between comparable devices and their intended uses. Included is a brief outline of current and future device applications and healthcare provider changes.

Test History

With the widespread usage of blood screening for diseases and medical conditions, there is a constant growing need for new and better technologies to achieve fast and accurate qualitative (yes or no) screening results. Though laboratory testing of blood samples has been an acceptable form of screening for certain conditions for quite some time, it has only been in the last twenty years that rapid, point-of-care, qualitative and semi quantitative (amount based on predetermined cutoff levels) screening has become an acknowledged source of accurate information.

The evidence of the widespread use of this technology and its cost savings to the public has been in the urine-based home pregnancy kit early detection devices sold in most retail drug stores. The other wide spread use of this rapid screening paradigm is the onsite screening for drugs of abuse for pre-employment and post accidents.  While both of these examples are based on urine as a test sample, many of the new rapid screening devices have been developed using the same processes and clinical techniques for blood samples.

Each of the screening devices described below have limitations in their utility and range of application.  Many were adopted from use in clinical laboratories and, when applied to point-of-care application, require special handling of the specimen samples (blood, urine, and feces) and decreased sensitivity and/or specificity.  When appropriate, these limitations have been included in descriptions of individual testing platforms.  Despite these limitations, the rapid increase in discovery of individual markers of disease processes coupled with the advancements in rapid detection technologies, has made these tools available to medical professionals on a wide scale and is quickly becoming a booming industry.

The advent of single and multi-light source reflectometer technology in small desktop or hand held portable units, the ability to accurately measure the progression or amounts of a possible infection or the body’s antibody response within the screened sample opens the door to a wide range of new possibilities in the point of care or field triage settings. The incorporation of these and other new technologies should provide a new tool for the primary care giver at a cost of both time and cost per test.

Lateral Flow Tests

A popular testing method used by both professional and over-the-counter tests, lateral flow tests is quick and efficient. Most home pregnancy tests utilize lateral-flow technology.

The typical finished product in general use encases all but the application pad in plastic with view openings for the test line or dot and the control line.

Depending on the specific test kit, a sample of urine, whole blood, blood plasma, and in some cases feces, may be mixed with diluting substances, reactive agents or other solutions that are provided for the conduct of the test. Most of the tests are classified as solid phase enzyme immunoassays (EIA).

In the case of the home pregnancy tests, urine is absorbed through the exposed sample application pad and is allowed (by natural wicking) to migrate to the analytical membrane and react with an embedded agent designed to change color if hormones associated with pregnancy are present in the urine. This is a direct specimen application and does not require dilution or other agents to be added for results to appear.

Lateral flow devices have been used for home pregnancy tests, drugs of abuse testing in clinical laboratories and, more recently, for home use. Manufactured in continuous membrane strips cut to the desired length and batch tested for accuracy, the manufacture of test kits is highly automated and inexpensive, making lateral flow tests well suited for mass market applications.

Lateral flow devices, however, can suffer in performance when the sample being tested is not handled within strict conditions. Test samples may be affected by environmental conditions (barometric pressure, temperature and humidity), thereby requiring special care in sample preparation, exact dilution controls and controlled time for the test to develop properly. Test development time, for example, can vary from a few minutes (3 to 5) for urine-based tests and up to 20 minutes for whole blood or plasma.

Solid Phase Tests

Solid phase assays include the so-called "dipstick" or "dipstick comb" tests. As their title suggests, the detection materials are in a solid state affixed to a solid, non-porous base. The dipstick is then incubated with the patient specimen.

•	Results: Approximately 1 hour or less
•	Specimen Types: Urine, saliva, serum, plasma, or whole blood
•	Sensitivity: Generally lower than flow through and lateral flow tests
•	Advantages: Same patient can be tested for multiple parameters with a single assay

Agglutination

The basic principle of an agglutination assay is the formation of clumps (agglutination) of small particles coated with antigens when exposed to antibodies specific for the antigen. The test particles and the patient antibodies combine to form a visible precipitate.  This usually is observed under a microscope.

•	Advantages: Low individual test cost, semi-quantitative results, and relatively short time to obtain results.
•	Disadvantages: Results can vary as the test reaction depends upon careful control of the test reagents and environmental conditions.
•	Sensitivity: Lower than flow through or lateral flow tests.

Flow-Through Tests

The flow through device developed in the 1980’s represents an alternative method for rapid on-site performance of screening tests.  Positive, uniform deposition of test samples on a membrane containing selected diagnostic reagents provides for a flexible, inexpensive and reproducible platform technology to test for a large number of diseases.

Principle

The flow through test procedure consists of a vacuum device that deposits fluid containing the test sample through a porous membrane and into an absorbent pad. A second layer, or sub-membrane, inhibits the immediate back-flow of fluids, which can obscure results.

Functionality

The flow through platform technology can be used to detect both antibodies and antigens. To detect antibodies or antigens, the corresponding analyte is bound or immobilized as a dot or line on the membrane. This reagent "captures" the analyte as it is drawn through the membrane. To perform the test, a sample is applied to the membrane followed by a wash step, addition of the signal reagent, and a second wash to clear the membrane. The solutions can be added as rapidly as the previous liquids are absorbed into the cassette.

Earlier flow-through tests used enzyme immunoassay (EIA) principles to generate signal, but more recent tests have successfully used colored latex particles or colloidal gold.

The time it takes for a test to display results is subject to the viscosity of the sample, which can be affected by environmental conditions, such as humidity and barometric pressure, further interfering with the time the test takes is the amount of sample used.

Target Antigen Detection System (TADS) “Vacuum Control Flow Device”

This device is a radical departure from the standard devices typical to the rapid testing markets. The device is patented and part of the manufacturer’s qualitative and quantitative “Target System Diagnostics Platform” which offers an array of improved modifications and features to the traditional qualitative and semi-quantitative flow-through immunoassay test. With its platform uniformity, patented vacuum pump, absorption layer for sample overflow, and complete compatibility with single and multi-light source reflectometer technology, the TADS platform is a unique collection of tests for qualitative and quantitative detection of conditions.

TADS utilize a patented vacuum technology to deposit specimen samples uniformly on test membranes.  Excess specimen absorption is built in. TADS have been engineered for blood testing first which allows the platform to be utilized for urine and feces.  This engineering foresight in design provides the clinician performing with process controls not available with other rapid test devices.

This patented platform provides tremendous flexibility in sample requirements, clinician training and result interpretation. The train once system means the clinician can now perform a number of single use tests on a wide variety of conditions with the interpretation of results consistent through the platform paradigm.

Meeting needs in de-centralized or non-existing health care systems

Parallax mobile testing, data acquisition, and data transmission system meets the needs for diagnostics in particular in areas where either no structured health care systems exist or where – due to geographic nature and population density and distribution – a more decentralized approach is necessary. The highly mobile test reader can be used in basically all environments, and is suited to use power sources independent of an electric network (rechargeable batteries, solar panel, running on motor vehicle voltage and power supply). Furthermore, the tests can be performed within short time periods, and do not require the performing medical personnel, the physician, or the patient to return for test results or potential initiation of treatment.

Distribution

As we are still in the development stages and have not at this point in time commenced material operations, we have yet to develop methods of distribution for our products.

Suppliers

Currently we rely upon the Myers-Stevens Group to supply all of our test cartridges materials used in association with the development of our products. We have entered into an agreement with this supplier.  If the Myers-Stevens Group were to cease supplying test cartridges materials to us, our ability to develop our products may be adversely affected by delay in production and delivery.  The Company is confident that it can replace Myers Stevens at anytime and plans to do so as its manufacturing needs expand as it moves into commercial production. Strategically management will look to have contingency manufacturing available on an outsourced basis so that its product distribution and availability does not get disrupted.

Research and Development Expenditures

We have not incurred any research or development expenditures during the last two fiscal years.

Competition

There are approximately 40 to 50 companies in the point-of care (“POC”) diagnostic industry in the U.S. and another 100 outside the U.S. The POC space can be broken down into various sub-sets such as molecular biologist developing reagents, and markers to diagnostic equipment and test development companies, as well as companies who do neither and focus on marketing tests, equipment and assays.  Most notably in the POC space are the large pharmaceutical companies such as Bayer, Roche, Abbot Labs and others.  Our specific competitive landscape is tied to our patent pending process involving our Hand-Held Analyzer and Targeted System In-Vitro Test.  There are a handful of companies developing mobile devices to perform a host of health industry-related services.  In the area of mobile diagnostics the field begins to shrink.  The industry has yet to develop a standardized platform for any device to be integrated into.  The goal of the Parallax Hand-Held Analyzer is to deliver a device that adds immediate value to health providers, patients and health insurance companies.  The Parallax engineer that was commissioned to develop the Parallax Hand-Held Analyzer was given a primary goal; create a mobile platform that could integrate and utilize the patented flow-through process of the Target System and offer the health provider a system that is fully interoperable and ubiquitous with an unlimited amount of in vitro tests.  There are other test platforms in the space but we have filed a patent on the process of the Parallax Hand-Held Analyzer and the Target System.  We believe that this is an extremely powerful barrier to entry in duplicating the Parallax model.  The delivery of additional tests into the specific model adds to the economy of scale built into the recently filed process patent.

Our innovative process for the development of new antigens, which is patent pending, will also be used in the identification of test markers for the Target System platform, adding a dimension that further distinguishes Parallax from its competition.  We believe that the innovative antigen development process will allow it to create new barriers to entry on certain antigens that it identifies by subsequent patent application filings for use in conjunction the Parallax Hand-Held Analyzer.

Barriers to use

The main barriers and constraints to the use of rapid diagnostic tests can be put into three main categories:

•
Acceptability: Rapid tests need to be acceptable to policymakers, clinicians, and patients. Tests need to have sufficient sensitivity and specificity and need to have an adequate predictive value. Ease-of-use is critical for point-of-care use by clinicians. Culturally appropriate specimens and credible results are important if rapid tests are to be accepted by patients.

•
Affordability: Many rapid diagnostic tests are more expensive than the tests or syndromic algorithms they are intended to replace. Decreasing per-test costs, carefully designing diagnostic algorithms, and educating end users about the cost-savings of more efficient use of therapeutic drugs are important means of maximizing rapid test affordability.

•
Availability: Rapid diagnostic tests are not always available in developing countries. Most tests have limited shelf lives, and many countries have weak public and private sector procurement and distribution systems. The consistency and quality of imported tests can also be issues. To address these constraints, local government regulations, quality assurance, shelf life testing, and distribution systems all need to be assessed and improved. We will initially control all of the manufacturing of our Target System test cartridges and Desk Top Analyzer and Hand-Held Analyzer in conjunction with Montecito.  We also plan to develop and utilize our patented antibody development process in order to produce and deliver antibody test markers to our spin-off companies.  We will also develop relationships with antibody test marker producers to accelerate the delivery of new tests to our spin-off companies.  We will look to identify, negotiate and acquire markers from third-party producers.  In this case, we will test and approve the antibody test marker to be used in our Target System.

Intellectual Property

Intellectual property protection will be sought for all primary and secondary products. Moreover, all products and supporting products such as novel biomarker candidates, antibodies, proteins, and diagnostics tests surrounding our core indication areas will be IP-protected to create a barrier to entry for competitors.

Current Patent Pending Applications and Approvals:

US2006051348	Method of Producing a Plurality of Isolated Antibodies
US2006052948	Method of Producing Drugs, Targeting Moieties or Diagnostics
US 11/856,925	Method for Determining the Immune State of a Subject
US 11/924,033*	Portable Apparatus for Improved Sample Analysis
510(k) approvals	Covering existing tests and desk top reader

*US 11/924,033 is currently also applied for under PCT in ALL countries

FDA Cleared Tests

Device Name	510(k) Number

Rubella-Cube TM	K892051
Cmv-Cube TM	K884842
Blue Dot Test for Pregnancy	K884017
First Sign (Pregnancy, Hcg)	K973208
V-Trend Target Im Test (infect mononucleosis)	K890041
Target Strep A (Streptococcus Spp.)	K8800460
Target Aso Test	K910073
Target Hcg	K914303
Target Quantitative Hog One Step	K903937
V-Trend Target Rf Test	K904105
Target Quantitative Hcg	K890131
Target Reader	K885254

By protecting these elements of our testing technology platform as well as the individual tests and/ or test elements, we efficiently build another level of entry deterrence for potential competitors in our market segment. We will preserve our IP by achieving an appropriate balance between trade secrets and patents.

We will also utilize trademark applications to protect IP that may not be suitable for patent protection. Unlike patent applications, which in many cases must be filed in advance of a particular date, there is no specific date by which a trademark application must be filed. Instead, the time constraint is in a different direction. In the United States an ordinary so-called "use" trademark application can only be filed after the goods or services have been in interstate commerce.

We hold exclusive rights to all Montecito patents, clearances and products in the area of Infectious Diseases. It is expected that after successful re-introduction of the Target System and the introduction of our novel CD4 immune status test, additional tests will be developed and protected under the full responsibility of Parallax. Generally, Parallax and Montecito will own improvements to the basic technology platform exclusively.

Overview of Medical Devices and Their Regulatory Pathways: 510(k) FDA Cleared Tests

Medical Devices: The Basics

The definition has several components. A medical device:

•	diagnoses, cures, lessens, treats, or prevents disease
•	affects the function or structure of the body
•	does not achieve primary intended purposes through chemical action

FDA's Center for Devices and Radiological Health regulates companies that design, manufacture, repackage, relabeling, and/or import medical devices into the United States. The agency does not regulate the practice of medicine – how and which physicians can use a device. The only exception is FDA's regulation of mammography facilities under the Mammography Quality Standards Act.

What is a combination product?

Combination products are therapeutic and diagnostic products that combine drugs, devices, and/or biological products. The term acknowledges the role technological advancements have made in merging medical product types. Examples of combination products include a drug-eluting stent, a nicotine patch, and surgical mesh with antibiotic coating, prefilled syringes, and a steroid-eluting pacing lead.

Combination products raise regulatory challenges because they involve components that were normally regulated under different types of authorities and often by different FDA Centers. Differences in regulatory pathways for each component can affect the regulatory processes for all aspects of product development and management, including preclinical testing, clinical investigation, marketing applications, manufacturing and quality control, adverse event reporting, promotion and advertising, and post-approval modifications.

Government Regulations

The long legal journey toward medical device regulation began with the Pure Food and Drugs Act of 1906. Medical devices were not included as no one envisioned how technology would grow increasingly complex and need to be regulated. The Medical Device Amendments of 1976 gave FDA authority to ensure the safety and effectiveness of a range of life-saving medical devices while also protecting the public from fraudulent devices.

The Amendments:

•	defined a medical device,
•	established three device classes (I, II, and III),
•	identified pathways to market,
•	established Advisory Panels, and
•	set clinical investigation requirements.

Subsequent legislation strengthened the FDA’s regulatory authority:

Table 1: Major Medical Device Legislation

Legislation		Significance

Safe Medical Devices Act of 1990	•	established Quality System requirements
	•	supported post market surveillance
	•	allowed FDA discretion for PMAs brought to panel
	•	supported for early collaboration, expanded Class I and Class II exemptions
	•	set the "least burdensome provision"*
	•	supported dispute resolution

FDA Modernization Act of 1997	•	established evaluation of automatic Class III designation (giving the sponsor the opportunity to request lower classification due to a minimal risk device, known as "de novo" review)
	•	mandated free and open participation by all interested persons

Medical Device User Fee and Modernization Act (MDUFMA) of 2002	•	established a fee schedule for most types of device submissions to achieve shorter review times
	•	requires FDA to include pediatric experts on the panel for a product intended for pediatric use

FDA Modernization Act of 2007	•	reauthorized and expanded MDUFMA

*The least burdensome provision allows industry and FDA to consider the least burdensome appropriate means of evaluating a device’s effectiveness when there’s a reasonable likelihood of its approval. The intent is to help expedite the availability of new device technologies without compromising scientific integrity in the decision-making process or FDA's ability to protect the public health. This provision does not lower the standard for premarket clearance and approval.

Three classes of regulatory control

The three device classes are based on the degree of regulatory control necessary to ensure their safety and effectiveness:

Class I devices present a low risk of harm to the user and are subject to general controls that are sufficient to protect the user. Most are exempt from the regulatory process.

Examples: non-powered breast pumps, elastic bandages, tongue depressors, examination gloves, most hearing aids, arm slings, microbial analyzers, keratoscopes

Class II devices are more complicated and require special controls for labeling, guidance, tracking, design, performance standards, and post market monitoring. Most require Premarket Notification 510(k).

Examples: powered wheelchairs, CT scanners, contact lens care products, endolymphatic shunts

Class III devices usually sustain or support life, are implanted, or present potential unreasonable risk of illness or injury. They have the toughest regulatory controls. Most of these devices require Premarket Approval because general and special controls alone cannot reasonably assure their safety and effectiveness.

Examples: pacemakers, implanted weight loss devices, non-invasive glucose testing devices, medical imaging analyzers, cochlear implants, breast implants

How FDA Reviews Medical Devices

Investigational Device Exemptions (IDE)

An IDE allows an investigational device to be used in a clinical study to collect the safety and effectiveness data required for a Premarket Approval (PMA) application or a Premarket Notification (510(k)) submission to FDA. Clinical studies with devices of significant risk must be approved by both FDA and an Institutional Review Board (IRB) before the study can begin. Studies with devices posing non-significant risk must be approved by an IRB before the study can begin.

FDA observes a 30-day review period for IDE applications. The agency focuses its review on the data provided to demonstrate the safety and anticipated benefits of the device for use in humans, as well as the scientific validity of the proposed clinical trial protocol.

Following clinical studies, a device’s journey to market can take one of four major pathways:

1.	Investigational Device Exemptions (IDE)
2.	Premarket Notification (510(k))
3.	Premarket Approval Application (PMA)
4.	Humanitarian Device Exemption (HDE)

Premarket Notification (510(k))

510(k) is required when demonstrating substantial equivalence to a legally marketed device, when making significant modifications to a marketed device, and when a person required to register with FDA introduces a device for the first time. If a device requires the submission of a 510(k), it cannot be commercially distributed until the FDA authorizes it.

Substantial Equivalence

A device is substantially equivalent (SE) if it has the same intended use and same technological characteristics as a legally marketed device, known as the predicate. A legally marketed device:

1.	was legally marketed prior to May 28, 1976 ("preamendments device"), for which a PMA is not required, or
2.	was reclassified from Class III to Class II or Class I, or
3.	was found SE through the 510(k) process.

Applicants must compare their device to one or more similar legally marketed devices and make and support their SE claims. If the device is SE to a predicate, it is placed in the same class. If it is not SE, it becomes non-SE and is placed into Class III.

Examples of 510(k)s include x-ray machines, dialysis machines, fetal monitors, lithotripsy machines, and muscle stimulators.

Premarket Approval (PMA)

PMA refers to the scientific and regulatory review necessary to evaluate the safety and effectiveness of Class III devices or devices that were found not substantially equivalent to a Class I or II predicate through the 510(k) process.

PMA is the most involved process. To reasonably assure that a device is safe and effective, PMA requires valid scientific evidence that the probable benefits to health from the intended use of a device outweigh the probable risks, and that the device will significantly help a large portion of the target population. Sources of valid scientific evidence may include well controlled investigations, partially controlled studies, historical controls, well documented case histories by qualified experts, and robust human experience.

Independence is an important concept for PMAs, meaning that each PMA should establish the safety and effectiveness of the device under review, and that data about one device cannot be used to support another.  Examples of PMAs include digital mammography, minimally invasive and non-invasive glucose testing devices, implanted defibrillators, and implantable middle ear devices.

Table 2: Summary Comparison of 510(k) and PMA

510(k) Submissions		PMA Submissions
•	primarily for Class II devices	•	primarily for Class III devices
•	a Class I or II preamendment or legally marketed device (predicate) exists	•	a Class I or II preamendment or legally marketed device (predicate) does not exist
•	third party review option is available for devices not requiring clinical data	•	device is life supporting and/or has potential risk to patient
•	documented proof of Substantial Equivalence to a predicate is required	•	documented safety and effectiveness data for the device is required

Humanitarian Device Exemption (HDE)

An HDE is a device that is intended to benefit patients by treating or diagnosing a disease or condition that affects fewer than 4,000 individuals in the United States per year. HDEs are exempt from requirements to demonstrate effectiveness. Still, they must pose no unreasonable risks, or at least the probable benefits should outweigh the risks. And the device must be used at a facility with an Institutional Review Board.

HDEs provide a powerful incentive for device manufacturers to develop devices that help diagnose or treat patients with rare conditions. Otherwise, a company’s research and development costs would likely exceed the market returns for serving such small patient populations.

Examples of HDEs include a fetal bladder stent, iris replacement, radioactive microspheres for cancer treatment, and semi-constructed finger joints.

Post-Approval Studies

FDA can impose requirements at the time of approval of a PMA or HDE, or by regulation afterwards. One requirement may be the need for post-approval studies. The CDRH Post-Approval Studies Program helps ensure that well designed post-approval studies are conducted effectively and efficiently and in the least burdensome manner. Post-approval studies should not be used to evaluate unresolved premarket issues that are important to the initial establishment of device safety and effectiveness.

With post-approval studies, FDA can evaluate device performance and potential problems when the device is used more widely than in clinical trials and over a longer period of time. This allows FDA to build in accountability and gather essential post market information, including:

•	longer-term performance of the device (for example, effects of re-treatments and product changes)
•	community performance (clinicians and patients
•	effectiveness of training programs
•	sub-group performance
•	outcomes of concern – real and potential

DIRECTORS, EXECUTIVE OFFICERS, AND CONTROL PERSONS

Our current executive officers and directors and their ages are as follows:

Name	Age	Position
J. Michael Redmond	50	CEO, President, Director
Norman A. Kunin	73	CFO
Mike Contarino	55	Vice President of Systems Development
Dr. Roger Morris	58	Chief Science Officer
Edward W. Withrow III	47	Director
Dr. Jorn Gorlach	50	Director
E. William Withrow Jr.	73	Director
Anand Kumar	68	Director
David Engert	58	Director

Set forth below is information relating to the business experience of each of our directors and executive officers.

J. Michael Redmond              CEO, Director

Mr. J. Michael Redmond, age 50, has over twenty-five years of experience in the medical device and biotech markets.  In May of 2009, Mr. Redmond founded JMR, Inc. and has served as its President since that time. JMR, Inc. provides business development and marketing services to diagnostic and biotech companies.  As President, Mr. Redmond is responsible for developing and implementing the business plan of the company.

From May 2007 to June 2009, Mr. Redmond served as the Vice President of Marketing and Business Development for DxTech, Inc., a startup company focused on a disruptive model for point of care diagnostic testing.  As the Vice President of Marketing and Business Development, Mr. Redmond was responsible for creating and implementing the company’s business plan, raising capital and forming strategic alliances with industry partners.

From 1996 to 2007, Mr. Redmond worked in various titles and capacities for Bioject, Inc., an early stage drug delivery company.  From 1996 to 1997, Mr. Redmond served as the company’s Vice President of Sales and Marketing.  From 1998 to 2002, Mr. Redmond served as the company’s Vice President of Business Development, and from 2003 to 2007, Mr. Redmond served as the company’s Senior Vice President of Business Development, Sales and Marketing. In these positions, Mr. Redmond’s responsibilities included negotiating corporate partnerships with major pharmaceutical and biotech companies, launching new products, securing distribution channels, P&L responsibility and raising capital.

From 1989 to 1996, Mr. Redmond was employed with KMC Systems, a private label developer and manufacturer of medical devices and instruments. At KMC Systems, Mr. Redmond served as the Director of Sales and Marketing and the Director of Business Development, Sales and Marketing. Mr. Redmond was responsible for developing new business in the U.S. and Europe as well as negotiating long-term product development and production contracts.  Additionally, from 1983 to 1989, Mr. Redmond was employed with Abbott Laboratories in the diagnostic division.  While at Abbott Laboratories, Mr. Redmond served as Product Manager, Account Executive, and Diagnostics Systems Sales Specialist.

Mr. Redmond earned a Bachelor of Arts degree from Denison University in 1983. Mr. Redmond is qualified to be the CEO, President, and Director of Parallax because of his extensive experience in a multitude of different capacities in the medical device and biotech markets.

Norman A. Kunin                   CFO

Mr. Kunin, age 73, has over thirty years of diversified financial management experience. Since May 2003, Mr. Kunin has served either as Chief Financial Officer or Financial Business Consultant to Addison-Davis Diagnostics, Inc., a publicly traded bio-medical diagnostics company. As CFO and Financial Business Consultant, Mr. Kunin has been responsible for financial business and strategic planning.

After Mr. Kunin’s sale of his public accounting partnership, Mr. Kunin continued his career as a financial executive and consultant for a variety of private and public companies.  In March of 1997, Mr. Kunin founded Kunin Business Consulting, a division of Ace Investors, LLC through which his consulting engagements included financial forecasting, business planning, and capital formation.

Mr. Kunin earned his Bachelor of Business degree with a major in accounting at New York’s City College School of Business. Mr. Kunin is a member of the American Institute of Certified Public Accountants.

Mike Contarino                      Devise Manufacturing

Mr. Mike Contarino, age 55, has extensive experience developing, integrating and driving complex programs to meet corporate goals. Additionally, Mr. Contarino has directed Regulatory Affairs, Quality Assurance and Manufacturing. As a technical and operations professional, Mr. Contarino brings over 30 years successful leadership in product development, commercialization of complex medical/diagnostic instrumentation, and operations management.

Mr. Contarino was employed by Tecan-Boston, a subsidiary of Tecan AG, where he held the positions of Vice President of R&D, and led all aspects of its novel, automated micro fluidic system platform for Drug Discovery, including overall site management, R&D and Operations.

Previously, Mr. Contarino held the position of Vice President of Systems Development for Instrumentation Laboratory (IL), a global leader in medical diagnostic systems. Mr. Contarino accelerated product development cycles by introducing design control processes and procedures in R&D. At IL, Mr. Contarino was a member of the Executive Committee and Scientific Advisory Boards for homeostasis and critical care, was technical lead of the Merger & Acquisition (M&A) team, and had responsibility for R&D sites in the US, Italy and Spain.

Prior to IL, Mr. Contarino was the Director of Engineering at KMC Systems Inc. a recognized leader in systems development of diagnostic platforms. Mr. Contarino successfully commercialized immunoassay, clinical chemistry and robotic pipetting systems.

Mr. Contarino earned his Mechanical Engineering degree from the University of Lowell, completed the Management Development Program at Boston University and is a Member of the Society of Automotive Engineers (SAE).

Dr. Roger Morris                    Chief Science Officer

Dr. Roger Morris, age 58, has experience providing over all guidance for technology development, intellectual property and scientific communications strategies.  Dr. Morris has twenty years management and technical experience in developing clinical diagnostic systems with Baxter Healthcare Corporation, bioMerieux and most recently XL TechGroup. During this time he has developed and launched a number of successful automated diagnostic system products.

Dr. Morris received his B.Sc. and PhD in biochemistry from the University of Salford, UK and did his Post Doctorate work at Cornell and has published over 20 scientific articles and received 14 patents.

Edward W. Withrow III         Chairman

Mr. Edward W. Withrow III, age 46, currently serves as a director for ABC Acquisition Corp 1502.  In addition to serving as a director for ABC Acquisition Corp 1502, Mr. Withrow III currently serves as the Chairman of the Board for Ecologic Transportation, Inc., a company founded by Mr. Withrow III and dedicated to providing environmentally friendly transportation services. Mr. Withrow III also currently serves as the President and CEO of Montecito Bio Sciences, Ltd., a bio-medical diagnostics company.  As President and CEO, Mr. Withrow III is responsible for creating and implementing the company’s business plan, raising capital and forming strategic alliances with industry partners.

From 2002 to 2005, Mr. Withrow III served as the CEO for Addison-Davis Diagnostics, Inc. Addison Davis Diagnostics, Inc. offers point-of-care screening tests to the global health care market.  As CEO, Mr. Withrow III was responsible for corporate governance, strategic planning, capitalization, and business development.  From 2002 to 2004, Mr. Withrow III served as the CEO for Reward Enterprises, Inc., a diversified financial services company specializing in subprime consumer lending. As CEO, Mr. Withrow III was responsible for developing and implementing the overall business plan of the company.

Mr. Withrow III attended Santa Barbara City College and University California Santa Barbara from 1982 to 1986 where he majored in Business and Economics.

Dr. Jorn Gorlach                     Director

Dr. Jorn Gorlach, age 49, has over twenty years of experience in the bio-medical field. In 2001, Dr. Gorlach co-founded AAvantgarde, a management-consulting firm focused on the development and support of start-up companies. Since the inception of AAvantgarde in 2001, Dr. Gorlach has also served as one of its directors.  As a co-founder and director of AAvantgarde, Dr. Gorlach is responsible for management consulting, licensing, and general operations. Since 2006, Dr. Gorlach has also served as a co-founder and director of Montecito Bio Sciences, Ltd., a diagnostics and testing company with proprietary technology for point of care diagnostics, testing, and data communication.  Dr. Gorlach, in his role as co-founder and director, is responsible for developing and implementing the business plan of the company.

In 2002, Dr. Gorlach co-founded AAvantgarde Laboratories AG and has served as its CEO since that time.  AAvantgarde Laboratories AG is a research, development, and licensing company of biotechnology products, particularly in the field of diagnostics, biological prognostics, and diseases.  As CEO, Dr. Gorlach is responsible for developing the company’s business plan, developing outlines for product concept, research, and development, and leading financing activities and investor relations.  In 2001, Dr. Gorlach co-founded Arcanum Discovery, Inc., a proteomics and drug discovery company focusing on novel drug target identifiers and validation. Additionally, from 2001 to 2002, Dr. Gorlach served as head of business development and finances for Arcanum Discovery, Inc. where he developed the company’s product concept, research and development, and business plan as well as managed financing activities and investor relations.  In 2001, Dr. Gorlach co-founded Ercole Biotech, Inc., a research stage biopharmaceutical company involved in the creation of oligonucleotide drugs.  Since its inception until 2003, Dr. Gorlach served as a director of the company where he was responsible for developing business strategy, financial planning, and contract negotiation strategy.

In 1997, Dr. Gorlach co-founded Paradigm Genetics, Inc., a biotechnology research company. From 1997 to 1999, Dr. Gorlach served as the company’s Director of Research where he was responsible for developing concepts regarding novel functional genomics platform, focusing on high throughput, industrialization, systematization, and biology/IT integration.  From 1999 to 2000, Dr. Gorlach served as the Director of Project Management for Paradigm Genetics, Inc.  As Director of Project Management, Dr. Gorlach managed customer projects and research progress.  From 2000 to 2001, Dr. Gorlach served as the company’s vice president of business development.  As a member of the company’s executive team, Dr. Gorlach was responsible for new projects and the development of plans in future key business fields.  Beginning in 2001 and continuing through 2002, Dr. Gorlach served as a consultant for Paradigm Genetics, Inc., where he supported the company’s agricultural project initiatives and customer negotiations.

From 1996 to 1997, Dr. Gorlach served as the Group Leader of Combinatorial Biochemistry for Novartis, Inc., a healthcare and scientific research company.  As Group Leader of Combinatorial Biochemistry, Dr. Gorlach led team efforts in developing pharmaceutically active macrolide and cloning multiple polyketides genes.

From 1994 to 1996, Dr. Gorlach was a research scientist for Ciba-Geigy, Inc., a chemical company. As a research scientist, Dr. Gorlach focused on acquired immunity and chemical regulation in wheat.

From 1991 to 1994, Dr. Gorlach was a research fellow for the Swiss Federal Institute in Zurich, Switzerland. As a research fellow, Dr. Gorlach focused his attention on gene regulation of amino acid biosynthetic pathways.

Dr. Gorlach has a Bachelor of Science Degree in Chemistry and Biology as well as a Bachelor of Science Degree in Biochemistry from the University of Hannover.  In 1991, Dr. Gorlach obtained a Master in Science from the University of Hannover in Biochemistry.  In 1994, Dr. Gorlach received a Ph.D. in Molecular Biology from ETH Zurich, and in 2000, received a MBA from the Kenan-Flagler Business School at the University of North Carolina-Chapel Hill.

E. William Withrow Jr.           Director

Mr. Withrow Jr., age 73, has nearly twenty years of experience in the financial investment industry, twenty-four years of experience in the logistics field, and twenty years of experience in civic leadership. From 1997 to 2002, Mr. Withrow Jr. served as a financial consultant for Wells Fargo, a provider of personal banking and investing services.  From 1993 to 1997, Mr. Withrow Jr. served as a financial consultant for Merrill Lynch, a financial management and advisory company.  From 1987 to 1989, Mr. Withrow Jr. served as a sales manager for Paine Webber, a stock brokerage and asset management firm, and from 1983 to 1987, Mr. Withrow Jr. served as a financial consultant for Drexel Burnham Lambert, an investment-banking firm.  As a financial consultant and sales manager for the aforementioned financial institutions, Mr. Withrow Jr examined financial statements, evaluated investment opportunities, provided advice to clients about possible investment opportunities and provided advice to stockbrokers and other individuals attempting to sell securities.

Additionally, Mr. Withrow Jr. served twenty-four years on active duty in the U.S. Navy as a professional logistician, retiring with the rank of Captain.

Mr. Withrow Jr. has been very active in civic leadership for the past 20 years serving in a number of elected and appointed positions, including Mayor of Alameda, California.  Mr. Withrow Jr. is currently serving as the regionally elected President of the Governing Board of The Peralta Colleges, an institution consisting of 2,000 faculty and staff and approximately 30,000 students.

Mr. Withrow Jr. received a Bachelor of Business in Finance and Accounting from the University of Colorado in 1959, and in 1972, received a Master in Business Administration from Harvard University.

Anand Kumar                         Director

Mr. Kumar, age 68, has over twenty-five years of experience in international business development. In 1999, Mr. Kumar founded Global Telesolutions, a company responsible for creating partnerships and in-country relationships for various companies in Asia and the Indian subcontinent. From 1999 to 2010, Mr. Kumar served as the CEO for Global Telesolutions where, among other things, he developed presence and business in the Middle East and Indian, built global network partnerships for telecommunications and traffic, and oversaw international staff for operations.

From 1995 to 1999, Mr. Kumar served as the Executive Vice President for Facilicom International, a leading international telecommunications carrier. As Executive Vice President, Mr. Kumar developed multi-country business and network presence for operations, negotiated with vendors, regulators, and partners, and oversaw Europe and Asia managers and assisted in multi-national sales closings.

From 1986 to 1993, Mr. Kumar served as the President for Washington International Teleport. As President, Mr. Kumar built the first direct international earth station after U.S. de-regulation, obtained new national and international video and data clients, and created the satellite, fiber hybrid network video concept.  From 1981 to 1986, Mr. Kumar served as the President of Communications Strategies Group, a company that delivers comprehensive public relations and strategic communications services to organizations. As President, Mr. Kumar investigated technology business opportunities for international clients and ran special training sessions in various areas of telecommunications practice.

Mr. Kumar earned a B.S.E.E. from Jadavpur University and a M.S.E.E. and PhD candidacy degree from the University of Connecticut.

David Engert                           Director

Mr. Engert, age 58, has served as the President and Chief Executive Officer of NightHawk Radiology Holdings, Inc. since November 2008 and as a member of its board of directors since April 30, 2008. Mr. Engert also sits on the Board of Directors of Healthation, Inc., a healthcare information technology company. Mr. Engert was the founder and owner of ES3, a strategic consulting and investment company since 2007. From 2002 to 2006, Mr. Engert served as the president, chief executive officer and director of Quality Care Solutions, Inc., one of the nation’s leading providers of advanced healthcare payer enterprise application solutions, which was acquired by Trizetto, Inc. in January 2007. Prior to 2002, Mr. Engert held a number of senior level management positions in the healthcare industry over the previous 10 years, including senior vice president & general manager at McKesson Corporation's Managed Care Division.

The term of office of each director expires at our annual meeting of stockholders or until their successors are duly elected and qualified.

COMPANY INFORMATION

Employees

Currently, we have one full time employee in addition to our consultant executives, directors and executive officers.

Over the next twelve months, we intend to increase the number of our employees in the area of support and management.

Facilities

Our corporate headquarters are located at 2 Canal Park, 5th Floor Cambridge, MA 02141 with an additional office at 1327 Ocean Avenue Suite M, Santa Monica, California 90401.

Intellectual Property

Intellectual property protection will be sought for all primary and secondary products. Moreover, all products and supporting products such as novel biomarker candidates, antibodies, proteins, and diagnostics tests surrounding our core indication areas will be IP-protected to create a barrier to entry for competitors.

Current Patent Pending Applications and Approvals:

US2006051348	Method of Producing a Plurality of Isolated Antibodies
US2006052948	Method of Producing Drugs, Targeting Moieties or Diagnostics
US 11/856,925	Method for Determining the Immune State of a Subject
US 11/924,033*	Portable Apparatus for Improved Sample Analysis
510(k) approvals	Covering existing tests and desk top reader

*US 11/924,033 is currently also applied for under PCT in ALL countries

FDA Cleared Tests:

Device Name	510(k) Number

Rubella-Cube TM	K892051
Cmv-Cube TM	K884842
Blue Dot Test for Pregnancy	K884017
First Sign (Pregnancy, Hcg)	K973208
V-Trend Target Im Test (infect mononucleosis)	K890041
Target Strep A (Streptococcus Spp.)	K8800460
Target Aso Test	K910073
Target Hcg	K914303
Target Quantitative Hog One Step	K903937
V-Trend Target Rf Test	K904105
Target Quantitative Hcg	K890131
Target Reader	K885254

By protecting these elements of our testing technology platform as well as the individual tests and/ or test elements, we efficiently build another level of entry deterrence for potential competitors in our market segment. We will preserve our IP by achieving an appropriate balance between trade secrets and patents.

We will also utilize trademark applications to protect IP that may not be suitable for patent protection. Unlike patent applications, which in many cases must be filed in advance of a particular date, there is no specific date by which a trademark application must be filed. Instead, the time constraint is in a different direction. In the United States an ordinary so-called "use" trademark application can only be filed after the goods or services have been in interstate commerce.

We hold exclusive rights to all Montecito patents, clearances and products in the area of Infectious Diseases. It is expected that after successful re-introduction of the Target System and the introduction of our novel CD4 immune status test, additional tests will be developed and protected under the full responsibility of Parallax. Generally, Parallax and Montecito will own improvements to the basic technology platform exclusively.

Family Relationships

E. William Withrow Jr., a director of the Company, is the father of another director of the Company, Edward W. Withrow III.  E. William Withrow Jr. is also the chairman of Montecito Bio Sciences, Ltd., the controlling shareholder of Company.

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of our Company during the past five years.

EXECUTIVE COMPENSATION

We reimburse our directors for expenses incurred in connection with attending board meetings but we do not pay our directors fees or other cash compensation for services rendered as a director.

Our executive officers are currently earning compensation. The following table sets forth information, with respect to Parallax, concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

Parallax Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation Earnings ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
J. Michael Redmond,	2010	25001	—	125 (1)	137,500 (2)	—	—	—	162,626
CEO, President and Director	2009	—	—	—	—	—	—	—	—

(1)
Pursuant to that certain Employment Agreement entered into on November 15, 2010 between Mr. Redman and Roth Kline, Inc. (n/k/a Parallax), Mr. Redmond was afforded the opportunity to purchase 125,000 shares of the company’s common stock at par value.  In December of 2010, Mr. Redmond elected to purchase all of these shares.  The dollar amount listed in the table above reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

(2)
On October 31, 2010, pursuant to its Employee Stock Option Plan, Roth Kline, Inc. (n/k/a Parallax) granted 1,375,000 options of common stock to its CEO, President, and Director, Mr. J. Michael Redmond, at an exercise price of $0.10 per share. The dollar amount listed in the table above reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

Employment Agreement

On November 15, 2010, Roth Kline, Inc. (n/k/a Parallax) entered into an employment agreement with its CEO, Mr. J. Michael Redmond (the “Employment Agreement”). The Employment Agreement has a term of three years from the effective date, November 15, 2010. Under the Employment Agreement, Mr. Redmond agreed to serve as the President, CEO, and Director of Roth Kline, Inc.  Mr. Redmond shall have such authority and the company’s board of directors may reasonably assign responsibility as to him. Pursuant to the Employment Agreement, Mr. Redmond will have a base salary of $200,000 per annum in year one, $225,000 in year two and $295,000 in year three. Additionally, as part of the Company’s Employee Stock Option Plan, Mr. Redmond was granted 1,375,000 options of the Company’s common stock at an exercise price of $.10.  Furthermore, pursuant to the Employment Agreement, the Company awarded Mr. Redmond the right to purchase 125,000 shares of the company’s common stock.  Mr. Redmond shall be entitled to participate in any and all deferred compensation, 401(k) or other retirement plans, medical insurance, dental insurance, group health, disability insurance, pension and other benefit plans that are made generally available by the company to its executives who have similar responsibilities and perform similar functions as Mr. Redmond.

The foregoing summary of the Employment Agreement is not complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, which is available upon request and is available online at www.sec.gov

Consulting Agreements

On November 30, 2010, Roth Kline, Inc. (n/k/a Parallax) entered into a Consulting Agreement with Dr. Roger Morris (the “Morris Consulting Agreement”).  Pursuant to the terms of the Morris Consulting Agreement, Dr. Morris will provide certain services to Parallax at the direction of the Company’s CEO and will receive one hundred and fifty thousand (150,000) options of common stock vesting over eighteen (18) months with a strike price of twenty-five ($.25) cents under the terms of the option agreement entered into between Parallax and Dr. Morris (the “Morris Option Agreement”).  The Morris Consulting Agreement and Morris Option Agreement are available upon request and can be found at www.sec.gov.

On November 30, 2010, Roth Kline, Inc. (n/k/a Parallax) entered into a Consulting Agreement with Michael Contarino (the “Contarino Consulting Agreement”).   Pursuant to the terms of the Contarino Consulting Agreement, Mr. Contarino will provide certain services to Parallax at the direction of Parallax’s CEO and will receive, under the terms of an option agreement entered into between Parallax and Mr. Contarino (the “Contarino Option Agreement”), one hundred and fifty thousand (150,000) options of common stock vesting over eighteen (18) months with a strike price of twenty-five ($.25) cents.  The Contarino Consulting Agreement and Contarino Option Agreement are available upon request and can be found at www.sec.gov.

On January 10, 2011, Parallax entered into a Consulting Agreement with Dr. David Stark (the “Stark Consulting Agreement”).  Pursuant to the terms of the Stark Consulting Agreement, Dr. Stark will provide services to Parallax at the direction of Parallax’s CEO in the area of FDA regulatory approvals and will receive, under the terms of an option agreement entered into between Parallax and Dr. Stark (the “Stark Option Agreement”), seventy- five thousand (75,000) options of common stock vesting over eighteen (18) months with a strike price of twenty-five ($.25) cents.  The Stark Consulting Agreement and Stark Option Agreement are available upon request and can be found at www.sec.gov.

On February 1, 2011, Parallax entered into a Consulting Agreement with Ricky Richardson (the “Richardson Consulting Agreement”).  Pursuant to the terms of the Richardson Consulting Agreement, Mr. Richardson will provide services to Parallax at the direction of Parallax’s CEO in the area of operations and logistics and will receive, under the terms of an option agreement entered into between Parallax and Mr. Richardson (the “Richardson Option Agreement”), one hundred and fifty thousand (150,000) options of common stock vesting over eighteen (18) months with a strike price of twenty-five ($.25) cents.  The Richardson Consulting Agreement and Richardson Option Agreement are available upon request and can be found at www.sec.gov.

On February 1, 2011, Parallax entered into a Consulting Agreement with Grant Park Global, LLC, (the “Grant Consulting Agreement”) a Chicago, Illinois based business development and consulting firm. Pursuant to the terms of the Grant Consulting Agreement, Grant Park Global, LLC will provide services to Parallax at the direction of Parallax’s CEO and will receive, under the terms of an option agreement entered into between Parallax and Grant Park Global, LLC (the “Grant Option Agreement”), twenty-five thousand (25,000) options of common stock vesting over eighteen (18) months with a strike price of twenty-five ($.25) cents.  The Grant Consulting Agreement and Grant Option Agreement are available upon request and can be found at www.sec.gov.  On December 1, 2011 the Company entered into three Agreements with Grant Park Capital that converted an outstanding $20,000 account receivable balance owed to Grant Park to common stock in the Company at a price of $1.00 per share for a total of 20,000 shares of Parallax common stock.  The Agreement between Grant Park and Parallax did not affect Grant Park’s twenty-five thousand (25,000) options granted to Grant Park as part of its Consulting Agreement. The Agreements, which include a Confidential Settlement and Mutual Release of Claims Agreement, Issuance of a Convertible Corporate Promissory Note and a Stock Purchase Agreement have not been filed the with the SEC but will include the Agreement’s in its 2011 10K and its 2012 March 31 Quarterly Filing.  The Company will make the Agreement’s available upon request.

On February 1, 2011, Parallax entered into a Business Consulting Agreement with Kunin Business Consulting (the “Kunin Consulting Agreement”) to engage the non-exclusive services of Norman A. Kunin in the capacity of Chief Financial Officer.  The term of the engagement shall be for one year commencing February 1, 2011 with a one year option to continue upon mutually agreeable terms.  As compensation for services under the Agreement, Parallax shall pay a cash payment of $5,000.00 per month and, pursuant to the terms of that certain option agreement (the “Kunin Option Agreement”), Mr. Kunin will receive 50,000 qualified options of the Parallax vesting over eighteen (18) months with a strike price of twenty-five ($.25) cents.   The Kunin Consulting Agreement and Kunin Option Agreement are available upon request and can be found at www.sec.gov.

On January 1, 2012 Parallax entered into a Consulting Agreement with Huntington Chase Financial Group, LLC (“Huntington Chase”) that is a Consulting Company operated by the Parallax Chairman Edward W. Withrow III.  The term of the engagement shall be for three (3) years commencing January 1, 2012.  As compensation for services under the Agreement, Parallax shall pay a cash payment of $12,500 per month.  Huntington Chase will not receive any Warrants or Options for its services under the Consulting Agreement.  As of February 1, 2012 the Company has not filed the Consulting Agreement with the SEC but will include the Agreement in its 2011 10K and its 2012 March 31 Quarterly Filing.  The Company will make the Consulting Agreement available upon request.

Executive Officer Stock Options

Employee Stock Option Plan

The Employee Stock Option Plan (the “Option Plan”) is intended to encourage ownership of shares of Parallax by certain employees of the company in order to provide additional incentives for them to remain an employee of Parallax.  It is intended that the option issued pursuant to the Option Plan shall constitute either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended or non-incentive stock options.

On October 31, 2010, pursuant to its Option Plan, Roth Kline, Inc. (n/k/a Parallax) granted 1,375,000 options of common stock to its CEO, President, and Director, Mr. J. Michael Redmond, at an exercise price of $0.10 per share.  The options granted terminates on the date that is ten years after the grant date and vest in accordance with the vesting terms included in that certain Stock Option Agreement (“Option Agreement”) entered into between Mr. Redmond and Roth Kline, Inc. on or around October 31, 2010.

The foregoing summary of the Stock Option Plan and Option Agreement is not complete and is qualified in its entirety by reference to the complete text of the Stock Option Plan and Option Agreement, which is available upon request and at www.sec.gov.

The following table sets forth information pertaining to the securities underlying unexercised options of executive employees of Parallax for the last fiscal year ended.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

Option Awards
NAME	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plans Award: Number of Securities Unexercisable Unearned Options (#)	Exercise Price ($)	Expiration Date
J. Michael Redmond	343,750	1,031,250	0	.10	10/31/2020
Dr. Roger Morris	25,000	125,000	0	.25	5/30/2012
Michael Contarino	25,000	125,000	0	.25	5/30/2012
Dr. David Stark	12,500	62,500	0	.25	7/10/2012
Ricky Richardson	0	150,000	0	.25	8/1/2012
Norman Kunin	0	50,000	0	.25	8/1/2012

Compensation Committee

Our board of directors has established a Compensation Committee, comprised of Mr. E. William Withrow, Jr. and Dr. Jorn Gorlach.  All of the members of our Compensation Committee are independent directors.

Our Compensation Committee is authorized, among other duties and powers to:

•	review and recommend the compensation arrangements for management, including the compensation for our chief executive officer;

•	establish and review general compensation policies with the objective of attracting and retaining superior talent, rewarding individual performance and achieving our financial goals;

•
review at least annually our policy regarding the frequency and schedule for equity awards to employee and directors and make recommendations to the board of directors of such changes as the Compensation Committee deems appropriate; and

•	annually review the compensation of directors and submit any recommendations for changes thereto to the board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of April 15, 2011, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding Common Stock of the Company.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class

Montecito Bio Sciences, Ltd. 1327 Ocean Avenue, Suite M Santa Monica, California 90401	21,000,000	75%

J. Michael Redmond (1) 10 Canterbury Rd. Windham, New Hampshire 03087	125,000	0.4%

All officers, directors, and beneficial owners as a group	21,125,000	75.4%

(1)	The person listed is an officer and/or director of the Company

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Edward W. Withrow III, Dr. Jorn Gorlach and E. William Withrow Jr. are presently directors of the Company and are also directors of Montecito Bio Sciences, Ltd., which is the majority and controlling shareholder of the Company.  Edward W. Withrow III is also the CEO of Montecito Bio Sciences, Ltd.  On September 10, 2010, Roth Kline, Inc. (n/k/a Parallax) entered into an Assignment Agreement of Intellectual Property (“Assignment Agreement”) and a License Agreement of Intellectual Property (“License Agreement”) with Montecito Bio Sciences, Ltd. The agreements, collectively, contain a financial commitment by Parallax to Montecito Bio Sciences, Ltd. in the amount of $1,500,000.  These Agreements were modified under the License Modification Agreement and the Assignment Modification Agreement in which the $1,500,000 owed by Parallax to Montecito was cancelled and the respective Interest Rates of each Agreements were increased by one (1%) percent until such time as the one (1%) percent generated revenue of $750,000 dollars on the License Modification Agreement and the Assignment Modification Agreement respectfully.

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

DESCRIPTION OF COMPANY’S SECURITIES

Common Stock

The authorized capital stock of our Company consists of 400,000,000 shares of Common Stock, par value $0.0001 per share, of which there are 28,000,000 issued and outstanding.

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. Our stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available. In the event of liquidation, the holders of our Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. Our stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 100,000,000 shares of Preferred Stock, par value $0.0001 per share, with designations, rights and preferences including rights to dividend, liquidation, conversion, voting, or other rights determined from time to time by our Board of Directors, without shareholder approval.  Up to this point in time, we have not designated or issued any shares of Preferred Stock.

This description of certain matters relating to our securities is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and By-Laws, which have been included as an exhibit in previously filed reporting documents.

Dividend Policy

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on the Common Shares in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements of our business. Any future determination to pay cash dividends will be at the discretion of the Board and will be dependent upon our financial condition, results of operations, capital requirements and such other factors as the Board deems relevant.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Reports to Security Holders

We are a fully reporting company and will comply with the requirements of the Exchange Act.  We will file quarterly and annual reports and other information with the SEC, and we will send a copy of our annual report together with audited consolidated financial statements to each of our shareholders.

The public may read and copy any materials the Company files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

Additional Information

We will make available to each prospective Investor the opportunity to ask questions of, and receive answers from, us or a person acting on our behalf concerning the terms and conditions of this offering, our Company or any other relevant matters. We will respond with any additional information necessary and not of a proprietary nature to verify the accuracy of the information set forth in this Memorandum, to the extent that we possess such information or can acquire it without unreasonable effort or expense. Inquiries should be directed to J. Michael Redmond, Chief Executive Officer.